UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material under Rule 14a-12

PUMA BIOTECHNOLOGY, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 29, 2016

Fellow Stockholder:

You are invited to attend the annual meeting of stockholders of Puma Biotechnology, Inc. to be held on Monday, June 13, 2016, at 1:00 p.m. local time, at the Luxe Sunset Boulevard Hotel, 11461 Sunset Boulevard, Los Angeles, CA 90049.

At this year’s annual meeting you will be asked to:

1.	Elect five directors to serve for a one-year term;

2.	Ratify the selection of our independent registered public accounting firm;

3.	Approve an amendment to Puma Biotechnology, Inc.’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to eliminate the ability of stockholders to act by written consent;

4.	Approve an amendment to the Certificate of Incorporation to eliminate the mandatory indemnification of all persons covered by Section 145 of the General Corporation Law of the State of Delaware; and

5.	Transact such other business as may properly come before the annual meeting.

The accompanying Notice of Meeting and proxy statement describe these matters. We urge you to read this information carefully.

The Board of Directors unanimously believes that election of its nominees to serve as our directors, ratification of our independent registered public accounting firm, and approval of amendments to the Certificate of Incorporation to eliminate the ability of stockholders to act by written consent and to eliminate the mandatory indemnification of all persons covered by Section 145 of the General Corporation Law of the State of Delaware are in the best interests of the Company and its stockholders and, accordingly, recommends a vote “FOR” each of the nominees for director named in the proxy statement and “FOR” each of the other proposals identified above.

It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. You may submit your proxy over the Internet, or if you are receiving a paper copy of the proxy statement, by telephone or by completing and mailing a proxy card. Submitting your proxy over the Internet, by telephone or by written proxy will ensure your shares are represented at the annual meeting.

The Board of Directors appreciates and encourages stockholder participation. Thank you for your continued support.

Sincerely,

Alan H. Auerbach Chairman, President, Chief Executive Officer and Secretary

Page
Audit-Related Fees	33
Tax Fees	33
All Other Fees	33
Pre-Approval Policies and Procedures	33

PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	35
Background	35
Board Recommendation	35
INTRODUCTORY NOTE FOR PROPOSALS 3 AND 4	36

PROPOSAL 3 APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE THE ABILITY OF STOCKHOLDERS TO ACT BY WRITTEN CONSENT	37
Required Vote	38
Board Recommendation	38

PROPOSAL 4 APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE THE MANDATORY INDEMNIFICATION OF ALL PERSONS COVERED BY SECTION 145 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE	39
Required Vote	39
Board Recommendation	39

OTHER MATTERS	40
Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons	40
Section 16(a) Beneficial Ownership Reporting Compliance	40
Stockholder Proposals and Nominations	40
Householding of Proxy Materials	41
Incorporation by Reference	41
Other Business	42

Appendix A Second Amended and Restated Certificate of Incorporation

PUMA BIOTECHNOLOGY, INC.

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MONDAY, JUNE 13, 2016

To the Stockholders of Puma Biotechnology, Inc. (the “Company,” “we” and “our”):

We will hold an annual meeting of stockholders of the Company at the Luxe Sunset Boulevard Hotel, 11461 Sunset Boulevard, Los Angeles, California 90049, on Monday, June 13, 2016, at 1:00 p.m. local time. At the annual meeting, we will consider and act upon the following matters:

1.	Election of Alan H. Auerbach, Jay M. Moyes, Adrian M. Senderowicz, Troy E. Wilson and Frank E. Zavrl as directors to serve for a one-year term expiring at the 2017 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal.

2	Ratification of the selection of PKF Certified Public Accountants, a Professional Corporation (“PKF Certified Public Accountants”), as our independent registered public accounting firm for the year ending December 31, 2016.

3.	Approval of an amendment to Puma Biotechnology, Inc.’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to eliminate the ability of stockholders to act by written consent;

4.	Approval of an amendment to the Certificate of Incorporation to eliminate the mandatory indemnification of all persons covered by Section 145 of the General Corporation Law of the State of Delaware; and

5.	Such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

The proxy statement accompanying this notice describes each of these items of business in detail. The Board of Directors recommends a vote “FOR” each of the nominees for director named in the proxy statement, a vote “FOR” the ratification of the selection of PKF Certified Public Accountants as our independent registered public accounting firm and a vote “FOR” the approval of each of the proposed amendments to the Certificate of Incorporation.

Only the Company’s stockholders of record at the close of business on April 20, 2016, the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting, or any adjournment or postponement thereof, are entitled to notice of, and to vote at, the annual meeting. On April 20, 2016, we had 32,493,092 shares of common stock outstanding. A list of stockholders eligible to vote at the annual meeting will be available for inspection at the annual meeting, and at the Company’s executive offices at 10880 Wilshire Boulevard, Suite 2150, Los Angeles, CA 90024 during regular business hours for a period of no less than ten days prior to the annual meeting.

Your vote is very important. It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. If you are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials previously mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the proxy statement, you may submit your proxy by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure your shares are represented at the annual meeting.

The Luxe Sunset Boulevard Hotel is accessible to those who require special assistance or accommodation. If you require special assistance or accommodation, please contact Investor Relations at (424) 248-6500 or ir@pumabiotechnology.com or write to: Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, California 90024, Attention: Investor Relations.

By Order of the Board of Directors,

Alan H. Auerbach
Chairman, President, Chief Executive Officer and Secretary

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

Your proxy is solicited on behalf of the Board of Directors (the “Board”) of Puma Biotechnology, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), for use at our 2016 annual meeting of stockholders to be held on Monday, June 13, 2016, at 1:00 p.m. local time, at the Luxe Sunset Boulevard Hotel, 11461 Sunset Boulevard, Los Angeles, California 90049, or at any continuation, postponement or adjournment thereof (the “annual meeting”), for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting and any business properly brought before the annual meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the annual meeting.

In accordance with the Securities and Exchange Commission’s “notice and access” model, we have elected to provide access to our proxy materials, including our notice of annual meeting, this proxy statement and our annual report to stockholders, over the Internet. Accordingly, on or about April 29, 2016, we intend to make our proxy materials available on the Internet and to mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record. On or about April 29, 2016, we also intend to mail a paper copy of the proxy materials and proxy card to other stockholders of record who have elected to receive such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial stockholders will be sending their own similar notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. If you properly request a printed copy of the proxy materials, we intend to mail the proxy materials, together with a proxy card, to you, within three business days of such request.

Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting of Stockholders to be Held on June 13, 2016

The Notice of Annual Meeting, this proxy statement and our 2015 Annual Report, which consists of a letter to stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, are available on our website at http://investor.pumabiotechnology.com/annual-meeting. This website address contains the following documents: the Notice, the proxy statement and proxy card sample, and the 2015 Annual Report. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Who Can Vote

You are entitled to vote at the annual meeting if you were a stockholder of record of our common stock as of the close of business on April 20, 2016. You are entitled to one vote for each share of common stock held on all matters to be voted upon at the annual meeting. Your shares may be voted at the annual meeting only if you are present in person or represented by a valid proxy.

Voting of Shares

You may vote by attending the annual meeting and voting in person or you may submit a proxy to have your shares voted at the annual meeting. The method of submitting your proxy will differ depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy and whether you are a beneficial stockholder or a stockholder of record.

Beneficial Stockholders. Beneficial stockholders hold their shares through a broker, bank, trustee or other nominee (that is, in “street name”) rather than directly in their own name. If you hold your shares in street name, you are a “beneficial stockholder,” and the Notice and proxy materials were made available to you by the organization holding your account. This organization is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial stockholder, you have the right to instruct that organization on how to vote the shares held in your account. If you requested printed copies of the proxy materials by mail, you will receive a voting instruction form from your bank, broker, trustee or other nominee.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., or if you hold stock certificates in your name, you are considered the stockholder of record with respect to those shares, and the Notice and proxy materials were made available directly to you by the Company. If you requested printed copies of the proxy materials by mail, you will receive a proxy card from us.

Whether you are a stockholder of record or a beneficial stockholder, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may submit a proxy to authorize how your shares are voted at the annual meeting. You can submit a proxy over the Internet by following the instructions on the website referred to in the Notice or, if you requested and received printed copies of the proxy materials, you can also submit a proxy by mail or telephone pursuant to the instructions on the proxy card enclosed with the proxy materials.

If you are a beneficial stockholder, you may also submit your voting instructions over the Internet by following the instructions provided in the Notice, or, if you requested and received printed copies of the proxy materials, you can also submit voting instructions by telephone or mail by following the instructions provided to you by your bank, broker, trustee or other nominee.

Submitting your proxy or voting instructions via the Internet, by telephone or by mail will not affect your right to vote in person should you decide to attend the annual meeting, although beneficial stockholders must obtain a “legal proxy” from the bank, broker, trustee or other nominee that holds their shares giving them the right to vote the shares at the annual meeting in order to vote in person at the meeting.

The Internet and telephone voting facilities will close at 12:00 noon (CT) on June 12, 2016. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you submit your proxy over the Internet or by telephone, then you need not return a written proxy card by mail. If you intend to submit your proxy over the Internet or by telephone and have not done so prior to 12:00 noon (CT) on June 12, 2016, your only alternative if you wish to vote at the annual meeting will be to attend the annual meeting and vote in person.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the annual meeting. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically, telephonically and in writing) that have not been properly revoked, will be voted at the annual meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a properly submitted proxy, your shares will be voted “FOR” each of the nominees for director named in the proxy statement, “FOR” the ratification of the selection of PKF Certified Public Accountants as our independent registered public accounting firm, and “FOR” the approval of the amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to eliminate the ability of stockholders to act by written consent and to eliminate the mandatory indemnification of all persons covered by Section 145 of the General Corporation Law of the State of Delaware. The proxy gives each of Alan H. Auerbach and Charles R. Eyler discretionary authority to vote your shares in accordance with his best judgment with respect to all additional matters that might come before the annual meeting.

Revocation of Proxy

If you are a stockholder of record, you may revoke your proxy at any time before your proxy is voted at the annual meeting by taking any of the following actions:

•	delivering to our Corporate Secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a new paper proxy, relating to the same shares and bearing a later date than the original proxy;

•	submitting another proxy by telephone or over the Internet (the proxy holders will vote your shares in accordance with your latest telephone or Internet voting instructions); or

•	attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, revoke a proxy.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

Puma Biotechnology, Inc.

10880 Wilshire Boulevard, Suite 2150

Los Angeles, CA 90024

Attention: Corporate Secretary

If you are a beneficial stockholder and you submit a voting instruction form, you may change your vote by submitting new voting instructions to your bank, broker, trustee or other nominee in accordance with the procedures of such bank, broker, trustee or other nominee.

Voting in Person

If you plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting.

Quorum and Votes Required

At the close of business on April 20, 2016, 32,493,092 shares of our common stock were outstanding and entitled to vote. All votes will be tabulated by the inspector of election appointed for the annual meeting, who will separately tabulate votes “for,” “against,” abstentions and broker non-votes.

Quorum. A majority of the outstanding shares of common stock, present in person or represented by proxy, will constitute a quorum at the annual meeting. Shares of common stock held by persons attending the annual meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes,” if any, will be counted as present for purposes of determining a quorum.

Broker Non-Votes. Brokers or other nominees who hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of certain “non-routine” matters, without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes.” Proposal 2 (ratifying the appointment of our independent registered public accounting firm), Proposal 3 (amendment of Certificate of Incorporation to eliminate the ability of stockholders to act by written consent) and Proposal 4 (amendment of Certificate of Incorporation to eliminate the mandatory indemnification of all persons covered by Section 145 of the General Corporation Law of the State of Delaware) are considered routine matters. If you are a beneficial stockholder holding shares through a broker or other nominee and you do not submit instructions on how your shares should be voted, your broker or other nominee will not be able to vote your shares on Proposal 1 (election of directors).

Votes Required

Proposal 1 – Election of Directors. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote. Thus, the five nominees receiving the greatest number of votes “FOR” their election will be elected. Abstentions and broker non-votes are not considered votes cast and therefore will not affect the outcome of the vote.

Proposal 2 – Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the annual meeting is required for the ratification of the selection of PKF Certified Public Accountants, a Professional Corporation, as our independent registered public accounting firm for the year ending December 31, 2016. Abstentions are not considered votes cast and therefore will not affect the outcome of the vote. Brokers have authority in the absence of timely instructions from their beneficial owners to vote on this proposal. As a result, there will be no broker non-votes for this proposal.

Proposal 3 – Approval of Amendment to Certificate of Incorporation to Eliminate the Ability of Stockholders to Act by Written Consent. The affirmative vote of a majority of the shares issued and outstanding as of the record date is required for approval of this amendment to the Certificate of Incorporation. Abstentions will have the same effect as votes against this proposal. Brokers have authority in the absence of timely instructions from their beneficial owners to vote on this proposal. As a result, there will be no broker non-votes for this proposal.

Proposal 4 – Approval of Amendment to Certificate of Incorporation to Eliminate the Mandatory Indemnification of All Persons Covered by Section 145 of the General Corporation Law of the State of Delaware. The affirmative vote of a majority of the shares issued and outstanding as of the record date is required for approval of this amendment to the Certificate of Incorporation. Abstentions will have the same effect as votes against this proposal. Brokers have authority in the absence of timely instructions from their beneficial owners to vote on this proposal. As a result, there will be no broker non-votes for this proposal.

Solicitation of Proxies

Our Board is soliciting proxies for the annual meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation of proxies by delivery of the Notice or proxy statement by mail, we will request that brokers, banks and other nominees that hold shares of our common stock, which are beneficially owned by our stockholders, send Notices, proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses. We have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $25,000 in the aggregate. We may use several of our regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by telephone, Internet, facsimile or special delivery letter.

Assistance

If you need assistance in submitting your proxy over the Internet or completing your proxy card or have questions regarding the annual meeting, please contact Investor Relations at (424) 248-6500 or ir@pumabiotechnology.com or write to: Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, CA 90024, Attention: Investor Relations.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015 and in our periodic reports on Form 10-Q and our current reports on Form 8-K.

PROPOSAL 1

ELECTION OF DIRECTORS

Board Structure

Under our amended and restated bylaws (“Bylaws”), the number of directors shall be fixed from time to time by resolutions of the directors. Our Board has fixed the current size of the Board at five members.

Directors and Board Nominees

Based upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated Alan H. Auerbach, Jay M. Moyes, Adrian M. Senderowicz, Troy E. Wilson and Frank E. Zavrl for election as directors to the Board. If elected, each director will serve a one-year term expiring at the close of our next annual meeting in 2017, and until such director’s successor is elected and qualified, or until such director’s earlier resignation or removal. Each of Messrs. Auerbach, Moyes and Zavrl and Drs. Senderowicz and Wilson currently serve on our Board. Biographical information on each of the nominees is furnished below under “Director Biographical Information.”

Set forth below is certain information with respect to the nominees. Proxies cannot be voted for a greater number of nominees than the five nominees set forth below.

Name	Age	Position with the Company	Director Since
Alan H. Auerbach	46	President, Chief Executive Officer and Chairman of the Board	2011
Jay M. Moyes(1)(3)(5)	62	Director	2012
Adrian M. Senderowicz(4)(6)	52	Director	2015
Troy E. Wilson(2)(6)	47	Director	2013
Frank E. Zavrl(2)(4)	46	Director	2015

(1)	Current member and Chairman of the Audit Committee
(2)	Current member of the Audit Committee
(3)	Current member and Chairman of the Compensation Committee
(4)	Current member of the Compensation Committee
(5)	Current member and Chairman of the Nominating and Corporate Governance Committee
(6)	Current member of the Nominating and Corporate Governance Committee

Director Biographical Information

The following biographical information is furnished with respect to our directors (including nominees).

Alan H. Auerbach. Mr. Auerbach has served as Chairman of our Board and as our President and Chief Executive Officer since October 2011. Prior to October 2011, he served in such capacity at Puma Biotechnology, Inc. (“Puma”), a privately held Delaware corporation and our predecessor, from its inception in September 2010. Prior to founding Puma, Mr. Auerbach founded Cougar Biotechnology, Inc. (“Cougar”) in May 2003 and served as its Chief Executive Officer, President and a member of its board of directors until July 2009, when Cougar was acquired by Johnson & Johnson. From July 2009 until January 2010, Mr. Auerbach served as the Co-Chairman of the Integration Steering Committee at Cougar (as part of Johnson & Johnson) that provided leadership and oversight for the development and global commercialization of Cougar’s lead drug candidate, abiraterone acetate, for the treatment of advanced prostate cancer. Prior to founding Cougar, from June 1998 to April 2003, Mr. Auerbach was a Vice President, Senior Research Analyst at Wells Fargo Securities, where he was responsible for research coverage of small- and middle-capitalization biotechnology companies, with a focus on companies in the field of oncology. Mr. Auerbach has served as a director of Radius Health, Inc., a public pharmaceutical company focused on acquiring and developing new therapeutics for the treatment of osteoporosis and other women’s health conditions, since May 2011 and its predecessor entity from October 2010 to May 2011. Mr. Auerbach received a B.S. in Biomedical Engineering from Boston University and an M.S. in Biomedical Engineering from the University of Southern California. Mr. Auerbach was nominated to serve as a director because of his position as our President and Chief Executive Officer and his significant experience as an executive and research analyst in the biotechnology industry.

Jay M. Moyes. Mr. Moyes has been a director since April 2012. Mr. Moyes has been a member of the Board and chairman of the audit committee of Osiris Therapeutics, Inc., a publicly held bio-surgery company, since May 2006. He has also been a member of the board of directors and the chairman of the audit committee for each of Biocardia, Inc., a privately held cardiovascular regenerative medicine company, and Integrated Diagnostics, Inc., a privately held molecular diagnostics company, since January 2011 and March 2011, respectively. Mr. Moyes was a member of the board of directors of Amedica Corporation, a public orthopedic implant company, from November 2012 to August 2014. He also served as Chief Financial Officer of Amedica from October 2013 to August 2014. From May 2008 through July 2009, Mr. Moyes served as the Chief Financial Officer of XDx, Inc., a privately held molecular diagnostics company. Prior to that, Mr. Moyes served as the Chief Financial Officer of Myriad Genetics, Inc., a publicly held healthcare diagnostics company, from June 1996 until his retirement in November 2007, and as its Vice President of Finance from July 1993 until July 2005. From 1991 to 1993, Mr. Moyes served as Vice President of Finance and Chief Financial Officer of Genmark, Inc., a privately held genetics company. Mr. Moyes held various positions with the accounting firm of KPMG LLP from 1979 through 1991, most recently as a Senior Manager. He holds an M.B.A. from the University of Utah, a B.A. in economics from Weber State University, and is formerly a Certified Public Accountant. Mr. Moyes also served as a member of the Board of Trustees of the Utah Life Science Association from 1999 through 2006. Mr. Moyes was nominated to serve as a director because of his extensive background in finance and accounting and his experience in the context of the life sciences industry enables him to make significant contributions to the Board.

Adrian M. Senderowicz. Dr. Senderowicz has been a director since August 2015. Dr. Senderowicz has been Senior Vice President and Chief Medical Officer of Cerulean Pharma, Inc., a public clinical-stage company developing nano-particle conjugates, since September 2015. Dr. Senderowicz served as the Chief Medical Officer and Senior Vice President, Clinical Development and Regulatory Affairs from August 2014 to February 2015, and Clinical and Regulatory Strategy Officer from February 2015 to April 2015 of Ignyta, Inc., a public precision oncology biotechnology company. Prior to joining Ignyta, Dr. Senderowicz was Vice President, Global Regulatory Oncology at Sanofi, a position he held from September 2013 to August 2014. Prior to Sanofi, Dr. Senderowicz was Chief Medical Officer and Vice President, Medical Development at Tokai Pharmaceuticals, Inc. from August 2012 to March 2013. From August 2008 to March 2012, Dr. Senderowicz held positions of increasing responsibility, including Senior Medical Director, Oncology Clinical Development, at AstraZeneca. Before his tenure at AstraZeneca, Dr. Senderowicz spent almost four years in a variety of leadership positions at the U.S. Food and Drug Administration Division of Oncology Drug Products in the Center for Drug Evaluation and Research. Prior to his work with the FDA, Dr. Senderowicz held a variety of clinical and research positions, including Coordinator of the Prostate Cancer Drug Development Clinic and Investigator and Chief, Molecular Therapeutics Unit, with the National Cancer Institute/National Institutes of Health. Dr. Senderowicz holds both an M.D. and an Instructor of Pharmacology degree from the School of Medicine at the Universidad de Buenos Aires in Argentina. Dr. Senderowicz was nominated as a director because of his extensive clinical and regulatory background and his significant experience in the life sciences industry.

Troy E. Wilson. Dr. Wilson has been a director since October 2013. Dr. Wilson has been the President and Chief Executive Officer and a member of the board of directors of Kura Oncology, Inc., a public reporting clinical stage biopharmaceutical company discovering and developing personalized therapeutics for the treatment of solid tumors and blood cancers, since August 2014. He has also been the President and Chief Executive Officer and a member of the board of managers of Avidity NanoMedicines LLC, a private biopharmaceutical company, since November 2012 and the President and Chief Executive Officer and a member of the board of managers of Wellspring Biosciences LLC, a private biopharmaceutical company, since July 2012 and May 2012, respectively. Dr. Wilson served as the President and Chief Executive Officer and a member of the board of directors of Intellikine, a private biopharmaceutical company, from April 2007 to January 2012 and from August 2007 to January 2012, respectively. He has served as a director of Zosano Pharma Corporation, a public clinical stage specialty pharmaceutical company that has developed a proprietary transdermal microneedle patch system to deliver its proprietary formulations of existing drugs through the skin for the treatment of a variety of indications, since June 2014, and as a member of the board of managers of Araxes Pharma LLC, a private biopharmaceutical company, since May 2012. He holds a J.D. from New York University and graduated with a Ph.D. in bioorganic chemistry and a B.A. in biophysics from the University of California, Berkeley. Dr. Wilson was nominated to serve as a director because of his background in finance and accounting and his experience in the life sciences industry.

Frank E. Zavrl. Mr. Zavrl has been a director since September 2015. Mr. Zavrl served as a Partner at Adage Capital Management, L.P. from 2002 to 2011, specializing in biotechnology investments. Prior to joining Adage Capital, Mr. Zavrl was a Portfolio Manager from 1999 to 2002 at Merlin Biomed, a healthcare investment group. From 1998 to 1999, Mr. Zavrl was an analyst at Scudder Kemper Investments Inc., focusing on biotechnology investments. Mr. Zavrl received a B.S. in Biochemistry from the University of California, Berkeley and an M.B.A. from the Tuck School of Business at Dartmouth College. Mr. Zavrl was nominated as a director because of his significant experience and background in the biotechnology investments field.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE FIVE DIRECTOR NOMINEES.

Executive Officers

Set forth below is information regarding each of our executive officers as of the date of this proxy statement.

Name	Age	Position
Alan H. Auerbach	46	President, Chief Executive Officer and Chairman of the Board
Charles R. Eyler	68	Senior Vice President, Finance and Administration and Treasurer
Richard P. Bryce, MBChB, MRCGP, MFPM	58	Senior Vice President, Clinical Research and Development
Steven Lo	49	Chief Commercial Officer
Richard B. Phillips, Ph.D.	62	Interim Head of Regulatory Affairs, Quality Assurance and Pharmacovigilance

Alan H. Auerbach. See “Director Biographical Information” above.

Charles R. Eyler. Mr. Eyler has served as our Senior Vice President, Finance and Administration and Treasurer since October 2011. Prior to October 2011, he served in such capacity at Puma beginning in September 2011. Prior to joining Puma, Mr. Eyler served as Senior Vice President of Finance at Cougar until July 2009, when Cougar was acquired by Johnson & Johnson. He also served as Treasurer of Cougar from April 2006 to July 2009. From July 2009 until March 2010, Mr. Eyler served on the Integration Steering Committee at Cougar (as part of Johnson & Johnson) and oversaw the integration of Cougar’s finance and IT functions with those of Johnson & Johnson. From April 2010 until September 2011, Mr. Eyler explored various entrepreneurial and other opportunities. Prior to joining Cougar, Mr. Eyler served as Chief Financial Officer and Chief Operating Officer of Hayes Medical Inc. from March 1999 to January 2004. Mr. Eyler received his B.S. from Drexel University and his M.B.A. from Saint Francis College.

Richard P. Bryce, MBChB, MRCGP and MFPM. Dr. Bryce has served as our Senior Vice President, Clinical Research and Development since June 2012. Dr. Bryce previously served as Senior Medical Director for Onyx Pharmaceuticals, a biopharmaceutical company, from September 2008 to June 2012, where he oversaw the Phase III clinical trial program of carfilzomib for the treatment of multiple myeloma and the Phase II clinical trial program of sorafenib for the treatment of breast and colorectal cancers. From August 2007 to August 2008, Dr. Bryce served as Senior Medical Director for ICON Clinical Research, a clinical research organization, where he was responsible for developing and evaluating oncology protocols, medical monitoring, and overseeing drug safety management activities in connection with the clinical trials of oncology drugs. From May 2005 until July 2007, he served as Executive Vice President of Medical Affairs at Ergomed Clinical Research, a clinical research organization, where he worked to establish the company’s U.S. operations, had overall responsibility for the global Phase I unit activities, drug safety, medical writing and regulatory affairs, and oversaw the company’s provision of consulting services to various oncology-focused biotechnology companies. From April 2003 to May 2005, Dr. Bryce served as International Medical Leader at Roche, where he oversaw the global Phase IV clinical trial program of Xeloda® (capecitabine) for the treatment of breast cancer. Dr. Bryce holds a BSc in Medical Sciences and his primary medical degree (MBChB) from the University of Edinburgh, Scotland. He also holds post-graduate diplomas in Obstetrics and Gynaecology from the Royal College of Obstetricians and Gynaecologists of London and in Child Health and Pharmaceutical Medicine from the Royal College of Physicians of the United Kingdom. He is a member of the Royal College of General Practitioners and the Royal College of Physicians (Faculty of Pharmaceutical Medicine) of the United Kingdom. He is also a member of the American Society of Clinical Oncology, the American Society of Hematology and the European Society of Medical Oncology.

Steven Lo. Mr. Lo has served as our Chief Commercial Officer since September 2015. Prior to joining the Company, Mr. Lo held a number of positions at Corcept Therapeutics Incorporated from September 2010 to September 2015, including Senior Vice President & Head of Oncology, Senior Vice President & Chief Commercial Officer and Vice President & Head of Commercial Operations. Prior to Corcept, Mr. Lo was with Genentech, Inc. from December 1997 to September 2010. At Genentech, Mr. Lo held a number of positions, including Senior Director, Oncology Marketing, where he prepared and led the first U.S. launch of Herceptin® in adjuvant HER2-positive breast cancer and also worked with Genentech’s then ex-U.S. marketing partner, Roche, to develop the global adjuvant launch strategy for Herceptin® in adjuvant HER2-positive breast cancer. Mr. Lo received a B.S. in Microbiology from the University of California, Davis and a Master of Health Administration from the University of Southern California.

Richard B. Phillips, Ph.D. Dr. Phillips has served as our Interim Head of Regulatory Affairs, Quality Assurance and Pharmacovigilance since April 2016. Dr. Phillips previously served in a similar capacity at the Company as Senior Vice President, Regulatory Affairs, Quality Assurance and Pharmacovigilance from November 2011 to November 2014. From March 2010 to October 2011, he worked as a consultant with pharmaceutical and biotech companies in the area of regulatory affairs. From January 2007 to July 2009, Dr. Phillips served as Senior Vice President of Regulatory Affairs and Quality Assurance at Cougar Biotechnology, Inc., and following the acquisition of Cougar by Johnson & Johnson, from July 2009 until March 2010, he oversaw the integration of Cougar’s regulatory affairs and quality assurance function with Johnson & Johnson. From September 2005 to January 2007, Dr. Phillips was employed by Amgen Inc., where he was the Director of Regulatory Affairs and Global Regulatory Leader for Vectibix (panitumumab), which received FDA approval in 2006 for the treatment of metastatic colorectal cancer. Dr. Phillips has also held regulatory affairs management positions with Chugai Pharma USA, Pfizer Inc. (Parke-Davis), Johnson & Johnson (Janssen, L.P.), Novartis A.G., G.D. Searle (Pfizer) and Structural GenomiX. Dr. Phillips received a B.S. from the University of California, Irvine and a Ph.D. from the University of California, Berkeley.

None of our directors, nominees or executive officers is related by blood, marriage or adoption to any other director, nominee or executive officer. In addition, except as indicated herein, no arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to whom such person is to be selected as a director or nominee for election as a director.

CORPORATE GOVERNANCE

Board Leadership Structure and Role in Risk Oversight

Alan H. Auerbach currently serves as our Chairman and Chief Executive Officer. We have no policy requiring the combination or separation of the Chief Executive Officer and Chairman roles and our governing documents do not mandate a particular structure. At present, we have determined that this leadership structure of having a combined Chairman of the Board and Principal Executive Officer is appropriate due to the size and operations and resources of our company. Our Board believes that having these roles combined helps promote efficient and centralized decision-making, focuses the Board’s discussions and facilitates the presentation of the Company’s strategy with a unified voice.

Our Board acknowledges that no single leadership model is right for all companies at all times. As such, our Board periodically reviews its leadership structure and may, depending on the circumstances, including our size, resources and operations, choose a different leadership structure in the future.

Our Board is involved in the general oversight of risks that could affect our business. Our Board satisfies this responsibility through reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company. Further, our Board oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to our Company.

Board Independence

Under the listing requirements and rules of the New York Stock Exchange (the “NYSE”), independent directors must comprise a majority of a listed company’s board of directors. In addition, NYSE rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and compensation committee members must satisfy heightened independence criteria set forth in NYSE rules. Under NYSE rules, a director will only qualify as an “independent director” if the company’s board of directors affirmatively determines that the director has no material relationship with the company, either directly or indirectly, that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each of our directors concerning his background, employment and affiliations, including family relationships, and on such other due consideration and diligence as it deems appropriate, our Board has determined that each of Messrs. Moyes and Zavrl and Drs. Senderowicz and Wilson is “independent” under the applicable rules and standards established by the U.S. Securities and Exchange Commission (the “SEC”) and the NYSE. In making this determination, our Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Our Board has determined that Mr. Auerbach is not independent due to his role as our President and Chief Executive Officer.

Board Meetings

During the fiscal year ended December 31, 2015, our Board held six meetings. All directors attended at least 75% or more of the aggregate number of meetings of the Board and board committees on which they served. We do not have a formal policy relating to director attendance at annual meetings. Mr. Auerbach attended our 2015 annual meeting of stockholders held on June 9, 2015.

Executive Sessions

During the fiscal year ended December 31, 2015, the non-executive directors met in executive session of the Board on four occasions and the members of the Audit Committee met in executive session on five occasions. The policy of our Board is to hold at least four executive sessions of the Board annually and executive sessions of committees when needed. Jay M. Moyes presides over the regularly scheduled executive sessions of the non-management directors.

Board Committees

We have established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Stock Option Committee. The composition and responsibilities of each committee are determined by the Board and are described below. To view the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, please visit the corporate governance section of our website at www.pumabiotechnology.com/about_governance.html. In addition, the charters for these committees are available in print to any stockholder who requests a copy. Please direct all requests to our Corporate Secretary, Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, CA 90024.

Audit Committee

Our Audit Committee provides oversight over each of our accounting and financial reporting processes, the audit of our consolidated financial statements and our internal control function. Among other matters, the Audit Committee assists our Board in oversight of the independent registered public accounting firm qualifications, independence and performance; is responsible for the engagement, retention and compensation of the independent auditors; reviews the scope of the annual audit; reviews and discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements, including the disclosures in our annual and quarterly reports filed with the SEC; reviews our risk assessment and risk management processes; establishes procedures for receiving, retaining and investigating complaints received by us regarding accounting, internal accounting controls or audit matters; approves audit and permissible non-audit services provided by our independent registered public accounting firm; and reviews and approves related person transactions under Item 404 of Regulation S-K.

The members of our Audit Committee are Messrs. Moyes and Zavrl and Dr. Wilson, with Mr. Moyes serving as the chair of the committee. The Board has determined that each of Messrs. Moyes and Zavrl and Dr. Wilson are independent directors as defined under the applicable rules and regulations of the SEC and the NYSE. The Board has determined that all members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. Our Board has determined that Mr. Moyes and Dr. Wilson are audit committee financial experts as defined under the applicable rules of the SEC and have the requisite financial sophistication as defined under the applicable rules and regulations of the NYSE. The Audit Committee met nine times during the fiscal year ended December 31, 2015.

Compensation Committee

Our Compensation Committee adopts and administers the compensation policies, plans and benefit programs for our executive officers and all other members of our executive team. In addition, among other things, our Compensation Committee annually evaluates the performance and compensation of our Chief Executive Officer and, in consultation with our Chief Executive Officer, our other executive officers. Based on such evaluation, the Compensation Committee determines and approves all of the compensation of the Chief Executive Officer and other executive officers. The Chief Executive Officer is not permitted to be present during any Compensation Committee final deliberations or voting concerning the compensation of any executive officer, including the Chief Executive Officer. Our Compensation Committee also administers the Puma

Biotechnology, Inc. 2011 Incentive Award Plan (the “Plan”). Additionally, the Compensation Committee annually reviews the compensation and benefits of our non-management directors.

The Compensation Committee is permitted to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, but only to the extent consistent with our Certificate of Incorporation, Bylaws, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the rules and listing standards of the NYSE, and other applicable law. The Compensation Committee has delegated certain of its authority under the Plan to the Stock Option Committee. See “Stock Option Committee.”

The Compensation Committee has the sole discretion to retain or obtain the advice of compensation advisers, including compensation consultants, legal counsel or other advisers in order to assist the Compensation Committee or any of its subcommittees in carrying out its responsibilities. The Compensation Committee is also responsible for the appointment, determination of the compensation and oversight of the work of so retained compensation advisers and the determination of the independence of each compensation adviser prior to selecting or receiving advice from any such compensation adviser and on at least an annual basis thereafter. The Company provides for appropriate funding for payment or reasonable compensation to any compensation adviser to the Compensation Committee.

The Compensation Committee has engaged Radford (the “consultant” or “Radford”) to advise the Compensation Committee on an ongoing basis as an independent compensation consultant. The consultant reports directly to the Compensation Committee. While conducting assignments, the consultant interacts with our management when appropriate. Specifically, our Senior Vice President, Finance and Administration and Treasurer and our senior finance and human resources personnel interact with the consultant from time to time to provide relevant company and executive compensation data. In addition, the consultant may seek feedback from the Chairman of the Compensation Committee, other members of our Board or the Chief Executive Officer regarding its work prior to presenting study results or recommendations to the Compensation Committee. The Compensation Committee determines when to hire, terminate or replace the consultant, and the projects to be performed by the consultant. During 2015, the consultant, at the request of the Compensation Committee, performed a review of the competitiveness of our compensation programs for certain of our senior management. The Compensation Committee may engage the consultant to conduct additional reviews of our senior management compensation programs in the future. In addition, in the future, the consultant, when invited, may attend meetings of the Compensation Committee.

The Compensation Committee reviews the independence of its compensation consultants and other advisors. In performing its analysis, the Compensation Committee considers the factors set forth in applicable SEC rules and the NYSE listing requirements. After review and consultation with Radford, the Compensation Committee has determined Radford is independent and that there is no conflict of interest resulting from retaining Radford currently nor was any conflict raised during the year ended December 31, 2015.

The members of our Compensation Committee are Messrs. Moyes and Zavrl and Dr. Senderowicz, with Mr. Moyes serving as the chair of the committee. The Board has determined that each of the members of our Compensation Committee are independent under the applicable rules and regulations of the SEC and the NYSE, are “outside directors” for purposes of Section 162(m) of the Code and are non-employee directors for purposes of Section 16 of the Exchange Act. The Compensation Committee met four times during the fiscal year ended December 31, 2015.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other things, making recommendations regarding corporate governance, the composition of our Board, identification, evaluation and nomination of director candidates and the structure and composition of committees of our Board. In addition, our Nominating and Corporate Governance Committee oversees our corporate governance guidelines, makes recommendations regarding our committee charters, oversees compliance with our code of business conduct and ethics, contributes to succession planning, reviews actual and potential conflicts of interest of our directors and officers other than related person transactions reviewed by the Audit Committee and oversees the self-evaluation process of our Board. Our Nominating and Corporate Governance Committee also is responsible for making recommendations regarding non-employee director compensation to the full Board.

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and other members of the Board. In evaluating the suitability of individual candidates (both new candidates and current Board members) to recommend to the Board for nomination (and, in the case of vacancies, appointment), the Nominating and Corporate Governance Committee applies the criteria attached to its charter. These criteria include (i) personal and professional integrity, ethics and values; (ii) experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly held company in today’s business environment; (iii) experience in our industry and with relevant social policy concerns; (iv) experience as a board member of another publicly held company; (v) academic expertise in an area of our operations; and (vi) practical and mature business judgment, including ability to make independent analytical inquiries. Each individual is evaluated in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using his or her diversity of experience in these various areas. While the Nominating and Corporate Governance Committee considers diversity and variety of experiences and viewpoints to be important factors, it does not believe that a director nominee should be chosen solely or mainly because of race, color, gender, national origin or sexual identity or orientation. Thus, although diversity may be a consideration in the Nominating and Corporate Governance Committee’s process, it does not have a formal policy regarding the consideration of diversity in identifying director nominees.

Additionally, the Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of any director candidates recommended by stockholders. Because of the size of the Board, the Nominating and Corporate Governance Committee addresses the need to retain members and fill vacancies after discussion among current members. Accordingly, the Nominating and Corporate Governance Committee has determined that a formal policy for considering director candidates recommended by stockholders is not necessary.

The Nominating and Corporate Governance Committee will, however, consider director candidates recommended by stockholders even though it has no requirement to do so. The Nominating and Corporate Governance Committee will consider such candidates on the same basis as it considers all other candidates. A stockholder wishing to submit a director nomination should send a letter to the Board of Directors, c/o Corporate Secretary, Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, CA 90024. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” A stockholder that wishes to nominate a director candidate should submit complete information as to the identity and qualifications of the director candidate to the Nominating and Corporate Governance Committee, including all information that would be required to be disclosed about that person in a proxy statement relating to the election of directors. In making recommendations, stockholders should be mindful of the discussion of the minimum qualifications set forth above. Satisfaction of such minimum qualification standards does not imply that the Nominating and Corporate Governance Committee necessarily will nominate the person so recommended by a stockholder. With respect to deadlines and other matters relating to stockholder nominations of director candidates, see “Stockholder Proposals and Nominations.”

The members of our Nominating and Corporate Governance Committee are Mr. Moyes and Drs. Senderowicz and Wilson, with Mr. Moyes serving as the chair of the committee. The Board has determined that each of the members of our Nominating and Corporate Governance Committee are independent under the applicable rules and regulations of the SEC and the NYSE. The Nominating and Corporate Governance Committee met three times during the fiscal year ended December 31, 2015.

Stock Option Committee

Our Stock Option Committee consists of Mr. Auerbach, a director and our President and Chief Executive Officer, serving as its sole member. The Board delegated to the Stock Option Committee the authority to grant stock options to non-executive employees, subject to the following conditions:

•	the maximum aggregate number of shares of common stock underlying options granted pursuant to this authority is 100,000 per individual, subject to adjustment by the Board; and

•	the stock options must have an exercise price equal to the closing price of our common stock on the grant date and have a term not longer than ten years.

Pursuant to this delegation of authority, for fiscal year 2015, the Stock Option Committee granted 2,606,183 stock options.

Legal Proceedings

We are not aware of any material proceedings in which any of our directors, executive officers or affiliates, any owner of record or beneficial owner of more than 5% of our common stock, or any associate of any such director, officer, affiliate or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that establishes the standards of ethical conduct applicable to all directors, officers and employees of our company. Our code of business conduct and ethics addresses, among other things, conflicts of interest, compliance with disclosure controls and procedures and internal control over financial reporting, corporate opportunities and confidentiality requirements. Our code of business conduct and ethics is available on our corporate website at www.pumabiotechnology.com/about_governance.html. We intend to disclose any future amendments to certain provisions of our code of business conduct and ethics, or waivers of provisions required to be disclosed under the rules of the SEC, at the same location on our website identified in the preceding sentence.

Corporate Governance Guidelines

We have adopted corporate governance guidelines and the guidelines are available on the Company’s corporate website at www.pumabiotechnology.com/about_governance.html.

Communication with the Board

Stockholders and other interested parties may send communications to the Company’s Board, including any individual director, any non-management director or the directors as a group, by mailing such communications to Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, CA 90024, Attention: Corporate Secretary. Such correspondence shall be addressed to the Board, any individual director or any non-management director by either name or title.

All communications received as set forth in the preceding paragraph will be opened by the Company’s Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Company’s directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board, any individual director or any non-management director, the Company’s Corporate Secretary will make sufficient copies of the contents to send to each director to which the envelope is addressed.

Compensation of Directors

Director Compensation Program

Under our non-employee director compensation program effective in 2015, each non-employee director will receive an option to purchase 30,000 shares of our common stock under the Plan upon election or appointment to our Board. In addition, each non-employee director who is appointed to serve on a committee of our Board in a non-chair capacity will receive an option to purchase 10,000 shares of our common stock under the Plan upon appointment and each non-employee director who is appointed to serve as the chair of a committee of our Board will receive an option to purchase 20,000 shares of our common stock upon appointment.

In addition, under the program, each non-employee director receives an annual fee of $50,000, to be paid in four equal installments of $12,500 at the beginning of each quarter, and each non-employee director who is serving on our Board as of the date of the last regularly scheduled Board meeting held during each calendar year receives an annual option to purchase 10,000 shares of our common stock under the Plan. All cash fees are payable on a pro-rated basis for directors who are initially elected or appointed in the middle of a calendar quarter. Each option granted pursuant to our non-employee director compensation program will vest over a three-year period from the date of grant, with one-third of the shares underlying the option vesting on the one-year anniversary of the grant date and then in substantially equal monthly installments over the next two years, subject to continued service, and has an exercise price per share of common stock equal to the fair value on the date of grant.

Director Compensation during 2015

The following table sets forth information regarding the compensation earned by our non-employee directors for the year ended December 31, 2015. Mr. Auerbach, who served as our President and Chief Executive Officer during the year ended December 31, 2015, and continues to serve in that capacity, does not receive additional compensation for his service as a director, and therefore is not included in the Director Compensation table below. All compensation paid to Mr. Auerbach is reported in the Summary Compensation Table included under “Executive Compensation.”

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Thomas R. Malley(2)	37,500	—	—	37,500
Jay M. Moyes(3)	50,000	1,446,478	—	1,496,478
Adrian M. Senderowicz(4)	12,500	2,675,453	—	2,687,953
Troy E. Wilson(5)	50,000	927,861	—	977,861
Frank E. Zavrl (6)	12,500	2,644,542	—	2,657,042

(1)	Represents the grant date fair values of stock options granted during 2015 determined in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation (“ASC 718”). For a discussion of valuation assumptions for the 2015 grants, see Note 6 to our 2015 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. As of December 31, 2015, the following outstanding option awards were held by members of our Board: Mr. Moyes, 130,000 shares, Dr. Senderowicz, 50,000 shares, Dr. Wilson, 80,000 shares, and Mr. Zavrl, 50,000 shares.
(2)	Mr. Malley resigned from the Board and all committees of the Board on which he served, effective as of September 11, 2015. Mr. Malley previously served as the Chairman of the Audit Committee and was a member of the Compensation Committee and the Nominating and Corporate Governance Committee.
(3)	Mr. Moyes serves as the Chairman of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.
(4)	Dr. Senderowicz was appointed to the Board on August 11, 2015. Dr. Senderowicz is a member of the Compensation Committee and in April 2016 was appointed to the Nominating and Corporate Governance Committee.
(5)	Dr. Wilson is a member of the Audit Committee and the Nominating and Corporate Governance Committee.
(6)	Mr. Zavrl was appointed to the Board on September 8, 2015. Mr. Zavrl is a member of the Audit Committee and in April 2016 was appointed to the Compensation Committee.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the number of shares of our common stock beneficially owned as of April 20, 2016, by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of our directors and director nominees, (iii) each of our Named Executive Officers identified under the “Executive Compensation” section of this proxy statement and (iii) all current executive officers and directors as a group. Unless otherwise noted below, the address of each stockholder below is c/o Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, CA 90024.

		SHARES BENEFICIALLY OWNED(1)(2)
NAME	TITLE	NUMBER(#)	PERCENTAGE
Directors and Named Executive Officers

Alan H. Auerbach(3)	President, Chief Executive Officer and Chairman of the Board	6,722,915	19.1%

Charles R. Eyler(4)	Senior Vice President, Finance and Administration and Treasurer	157,999	*

Richard P. Bryce, MBChB, MRCGP, MFPM(5)	Senior Vice President, Clinical Research and Development	168,382	*

Steven Lo	Chief Commercial Officer	—	—

Jay M. Moyes(6)	Director	83,332	*

Adrian M. Senderowicz, M.D.	Director	—	—

Troy E. Wilson(7)	Director	49,786	*

Frank E. Zavrl(8)	Director	913,076	2.8%
All executive officers and directors (including nominees) as a group (9 individuals)		8,095,490	22.7%
Stockholders Holding 5% or More

Adage Capital Partners L.P.(9)	—	5,686,668	17.5%

FMR LLC(10)	—	4,865,362	15.0%

Grantham, Mayo, Van Otterloo & Co. LLC(11)	—	2,899,776	8.9%

Entities affiliated with OrbiMed Advisors LLC(12)	—	2,238,825	6.9%

The Vanguard Group, Inc. (13)	—	1,789,112	5.5%

T. Rowe Price Associates, Inc.(14)	—	1,719,612	5.3%

Capital Research Global Investors(15)	—	1,826,600	5.6%

Entities affiliated with Point72 Asset Management, L.P.(16)	—	1,664,977	5.1%

*	Denotes less than 1.0% of beneficial ownership.
(1)

This table is based upon information supplied by our officers, directors, principal stockholders and transfer agent, and information contained in Schedules 13D and 13G filed with the SEC. Unless otherwise noted in the footnotes to this table, we believe each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned, subject to community property laws, where applicable. Applicable percentages are based on 32,493,092 shares of our common stock outstanding as of April 20, 2016, adjusted as required by the rules promulgated by the SEC.
(2)	Beneficial ownership is determined in accordance with SEC rules, and includes any shares as to which the stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days of April 20, 2016, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.
(3)	Consists of (i) 4,040,000 shares held by Mr. Auerbach, (ii) 2,116,250 shares exercisable pursuant to an anti-dilutive warrant held by Mr. Auerbach, and (iii) options to purchase 566,665 shares of our common stock exercisable within 60 days of April 20, 2016.
(4)	Consists solely of options to purchase 157,999 shares of our common stock exercisable within 60 days of April 20, 2016.
(5)	Consists of options to purchase 168,352 shares of our common stock exercisable within 60 days of April 20, 2016, and 30 shares of our common stock held by Dr. Bryce.
(6)	Consists solely of options to purchase 83,332 shares of our common stock exercisable within 60 days of April 20, 2016.
(7)	Consists of 350 shares held in an IRA by Dr. Wilson, 400 shares and 150 shares held in minor accounts for Dr. Wilson’s children and options to purchase 48,886 shares of our common stock exercisable within 60 days of April 20, 2016.
(8)	Consists of 359,076 shares of our common stock held by the FEZ Delaware Dynasty Trust and 550,000 shares of our common stock held by the Paula Zavrl Delaware Dynasty Trust. Mr. Zavrl retains voting power over the shares held by both trusts. Also consists of 4,000 shares held by The Frank and Paula Zavrl Charitable Foundation, which as investment manager, Mr. Zavrl retains dispositive and voting power over the shares. Mr. Zavrl has no pecuniary interest in the shares held by the foundation.
(9)	The information reported is based on a Schedule 13G/A filed on February 12, 2014. According to the Schedule 13G/A, as of December 31, 2013, Adage Capital Partners, L.P. (“ACP”) directly owns 5,686,668 shares of our common stock. Adage Capital Partners GP, L.L.C. (“ACPGP”) is the general partner of ACP. Adage Capital Advisors, L.L.C. (“ACA”) is the managing member of ACPGP. Each of Robert Atchinson and Phillip Gross is a managing member of ACA, a managing member of ACPGP and a general partner of ACP. The Adage Fund, ACPGP, ACA, Robert Atchinson and Phillip Gross each have shared voting power and shared dispositive power with respect to the shares. The address for the Adage Fund is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.
(10)	The information reported is based on a Schedule 13G/A filed on February 12, 2016. According to the Schedule 13G/A, as of December 31, 2015, FMR LLC, certain of its subsidiaries and affiliates, and other companies beneficially owned 4,035,436 shares of our common stock. Edward C. Johnson 3d is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(11)	The information reported is based on a Schedule 13G filed on February 12, 2016. According to the Schedule 13G, as of December 31, 2015, Grantham, Mayo, Van Otterloo & Co. LLC has sole voting and dispositive power with respect to 2,899,776 shares of common stock. The address for Grantham, Mayo, Van Otterloo & Co. LLC is 40 Rowes Wharf, Boston, MA 02110.
(12)	The information reported is based on a Schedule 13G filed on February 11, 2016. According to the Schedule 13G, as of December 31, 2015, OrbiMed Advisors LLC has shared voting and dispositive powers with respect to 890,600 shares, OrbiMed Capital LLC has shared voting and dispositive powers with respect to 1,348,225 shares and Samuel D. Isaly has shared voting and dispositive powers with respect to all the shares. The address for OrbiMed Advisors LLC, OrbiMed Capital LLC and Samuel D. Isaly is 601 Lexington Avenue, 54th Floor, New York, NY 10022.
(13)	The information reported is based on a Schedule 13G/A filed on February 10, 2016. According to the Schedule 13G/A, as of December 31, 2015, The Vanguard Group, Inc. (“Vanguard”) has sole voting power with respect to 17,014 shares of our common stock, shared voting power with respect to 1,800 shares of our common stock, sole dispositive power with respect to 1,771,898 shares of our common stock and shared dispositive power with respect to 17,214 shares of our common stock. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(14)	The information reported is based on a Schedule 13G/A filed on February 10, 2016. According to the Schedule 13G/A, as of December 31, 2015, T. Rowe Price Associates, Inc. has sole dispositive power with respect to 1,719,612 shares of our common stock and sole voting power with respect to 255,361 of such shares. T. Rowe Price Associates, Inc. is a registered investment advisor and a registered investment company and does not serve as custodian of shares of our common stock held by any of its clients; accordingly, only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such shares of our common stock and not more than 5% of our outstanding shares of common stock is owned by any one client subject to the investment advice of T. Rowe Price Associates, Inc. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.
(15)	The information reported is based on a Schedule 13G/A filed on February 16, 2016. According to the Schedule 13G/A, as of December 31, 2015, Capital Research Global Investors, a division of Capital Research and Management Company (“CRMC”), was deemed to be the beneficial owner of 1,826,600 shares of our common stock as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.
(16)	The information reported is based on a Schedule 13G filed on February 12, 2016 by Point72 Asset Management, L.P. (“Point72 Asset Management”) with respect to shares held by certain investment funds it manages, Point72 Capital Advisors, Inc. (“Point72 Capital Advisors”) with respect to shares held by certain investment funds managed by Point72 Asset Management, Cubist Systematic Strategies, LLC (“Cubist Systematic Strategies”) with respect to shares held by certain investment funds it manages and Steven A. Cohen with respect to shares beneficially owned by Point72 Asset Management, Point72 Capital Advisors and Cubist Systematic Strategies. According to the information reported, Point72 Asset Management maintains investment and voting power with respect to the securities held by certain investment funds it manages pursuant to an investment management agreement. Point72 Capital Advisors is the general partner of Point72 Asset Management. Pursuant to an investment management agreement, Cubist Systematic Strategies maintains investment and voting power with respect to the securities held by certain investment funds it manages. Mr. Cohen controls each of Point72 Capital Advisors and Cubist Systematic Strategies. Each of Point72 Asset Management, Point72 Capital Advisors and Mr. Cohen may be deemed to beneficially own 1,658,520 shares, and Cubist Systematic Strategies and Mr. Cohen may be deemed to beneficially own 6,457 shares. Each of Point72 Asset Management, Point72 Capital Advisors, Cubist Systematic Strategies and Mr. Cohen disclaims beneficial ownership of such shares. The address for Point72 Asset Management, Point72 Capital Advisors and Mr. Cohen is 72 Cummings Point Road, Stamford, CT 06902 and for Cubist Systematic Strategies is 330 Madison Avenue, New York, NY 10173.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

The Compensation Committee of our Board develops our executive compensation policies and determines the amounts and elements of compensation for our named executive officers (“Named Executive Officers”).

We have in place a compensation strategy for our executives that we believe focuses on both individual and Company performance. Incentive compensation paid to our executives is awarded based on our Compensation Committee’s review of our achievement of near-term corporate targets and longer term business objectives and strategies. The Compensation Committee is responsible for evaluating and administrating all of our executive compensation programs and practices to ensure that they properly compensate, reward and drive corporate performance while remaining competitive with comparable biotechnology companies. The Compensation Committee reviews and approves all compensation for our executive officers, including base salaries, annual bonuses and equity incentive compensation.

This Compensation Discussion and Analysis describes our executive compensation programs for our Named Executive Officers for the 2015 fiscal year, who were:

•	Alan H. Auerbach, our President and Chief Executive Officer;

•	Charles R. Eyler, our Senior Vice President, Finance and Administration and Treasurer;

•	Richard P. Bryce, MBChB, MRCGP and MFPM, our Senior Vice President, Clinical Research and Development; and

•	Steven Lo, our Chief Commercial Officer.

Advisory Vote on Executive Compensation

At our 2015 annual meeting of stockholders, we held a say-on-pay vote, and the stockholders approved, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in the proxy statement for that meeting pursuant to the compensation disclosure rules of the SEC. Upon review of the final voting results, and given the significant level of stockholder support (approximately 91% of the votes cast approved the say-on-pay proposal), we have not made any changes to our executive compensation policies or decisions as a result of the vote. In addition, at our 2012 annual meeting of stockholders, we held a say-on-frequency vote and our stockholders indicated their preference for three years as the frequency of future advisory votes on the compensation of our Named Executive Officers. Accordingly, our next say-on-pay vote will be held at our annual meeting in 2018.

Compensation Principles and Objectives

Our overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with our success and their contribution to that success. Our ability to excel depends on the skill, creativity, integrity and teamwork of our employees. Given the long product development cycles in our business, we believe compensation should be structured to ensure that a portion of compensation opportunity will be related to factors that directly and indirectly influence long-term stockholder value. Our compensation philosophy has been driven by a number of factors that are closely linked with our broader strategic objectives.

The Compensation Committee believes that compensation paid to our Named Executive Officers should be aligned with our performance on both a short-term and long-term basis, linked to results intended to create value for stockholders, and that such compensation should assist us in attracting and retaining key executives critical to our long-term success.

In establishing compensation for executive officers, the following are the Compensation Committee’s objectives:

•

align officer and stockholder interests by providing a portion of total compensation opportunities for senior management in the form of equity awards and bonuses awarded based on the Compensation Committee’s review of company and individual performance;

•

ensure executive officer compensation is competitive within the marketplace in which we compete for executive talent by relying on the Compensation Committee’s judgment, expertise and personal experience with other similar companies, recognizing that because of the Company’s business model and relatively early stage of development, there may be few directly comparable companies; and

•

recognize that best compensation practices for a growing company may be substantially different than for a larger, more mature company and that we should make full use of our greater latitude and breadth of compensation opportunities.

Determination of Compensation

The Compensation Committee is charged with the primary authority to determine and recommend the compensation awards available to our executive officers for approval by the Board. Based on the Compensation Committee members’ collective understanding of compensation practices in similar companies in the biotechnology and pharmaceutical industry, our executive compensation package consists of the following elements, in addition to the employee benefit plans in which all employees may participate:

•	Base salary: compensation for ongoing services throughout the year.

•	Annual discretionary cash bonus awards: discretionary awards to recognize and reward achievement of corporate and individual performance.

•	Long-term equity incentive program: equity compensation to provide an incentive to our Named Executive Officers to manage us from the perspective of an owner with an equity stake in the business.

•	Severance and change in control benefits: remuneration paid to certain executives in the event of a qualifying termination of employment.

To aid the Compensation Committee in making its determination, our Chief Executive Officer provides recommendations annually to the Compensation Committee regarding the compensation of all other executive officers (other than himself) based on the overall corporate achievements during the period being assessed and his knowledge of the individual contributions to our success by each of the Named Executive Officers. The overall performance of our Named Executive Officers as a team is reviewed annually by the Compensation Committee.

We set base salary and annual bonus structures and any grants of stock options based on the Compensation Committee members’ collective understanding of compensation practices in the biotechnology and pharmaceutical industry and such members’ experiences as seasoned executives, consultants, board and Compensation Committee members, or investors in similar biotechnology and specialty pharmaceutical industry companies. In addition, from time to time we may rely on compensation survey data provided by Radford or other publicly-available datasets, such as from IBM or PayScale.

Elements of Executive Compensation

Base Salaries

Mr. Auerbach is the founder of our company, and accordingly his compensation was initially established to reflect his position as a founding executive and has evolved as we have grown. Mr. Eyler, Dr. Bryce and Mr. Lo joined us after we were founded, and their initial compensation was the result of arms-length negotiations at that time.

Base salaries of our Named Executive Officers (other than our Chief Executive Officer) are recommended and reviewed periodically by our Chief Executive Officer, and the base salary for each Named Executive Officer is approved by our Compensation Committee. Adjustments to base salaries are based on the scope of an executive’s responsibilities, individual contribution, experience and sustained performance. Decisions regarding salary increases may take into account the Named Executive Officer’s current salary, equity ownership and the amounts paid to individuals in comparable positions at our peer companies. No formulaic base salary increases are provided to our Named Executive Officers. This strategy is consistent with our intent of offering compensation that is cost-effective, competitive and contingent on the achievement of performance objectives.

In 2015, the Compensation Committee approved base salary increases for Messrs. Auerbach and Eyler, each effective September 1, 2015, and Dr. Bryce, effective June 20, 2015. The following table shows these executives’ annual base salary prior to and after the increases.

Name	Prior Annual Base Salary ($)	New Annual Base Salary ($)
Alan H. Auerbach	630,000	693,000
Charles R. Eyler	333,108	372,600
Richard P. Bryce, MBChB, MRCGP, MFPM	357,210	385,787

The Compensation Committee determined to approve these base salary increases to reward the executives for their significant contributions to the development of the Company, as well as to bring their salaries in line with competitive positions (as determined based on the Compensation Committee’s review of the various compensation survey data mentioned above).

The actual base salaries paid to all of our Named Executive Officers during 2015 are set forth in the “Summary Compensation Table” below.

Bonuses

Annual Bonuses. Cash bonuses are intended to provide incentives to drive company-wide performance. Each of our Named Executive Officers is eligible to receive a discretionary cash bonus targeted as a percentage of the executive’s base salary. For 2015, Messrs. Auerbach, Eyler and Lo, and Dr. Bryce were eligible to receive a discretionary cash bonus targeted at 50%, 35%, 40% and 35%, respectively, of their annual base salary (and for Messrs. Auerbach and Eyler, and Dr. Bryce, prior to the 2015 increases).

The determination of the amount of annual bonuses paid to our Named Executive Officers generally reflects a number of considerations by the Compensation Committee acting in their discretion, including, among other things, the performance of the Company and a subjective evaluation of the individual contribution and performance of each Named Executive Officer. Bonus determinations are not formulaic and no particular weight is assigned to any of the factors considered by the Compensation Committee.

In 2015, in accordance with the approach described above, the Compensation Committee awarded cash bonuses of $315,000 to Mr. Auerbach, $134,076 to Mr. Eyler and $161,141 to Dr. Bryce, which represents approximately 50%, 40%, and 40%, respectively, of the executive’s annual base salary, and for Messrs. Auerbach and Eyler, and Dr. Bryce, prior to the 2015 increases.

Signing Bonus. In connection with entering into his employment offer letter, we paid to Mr. Lo a one-time signing bonus equal to $1,051,249. This bonus will not be earned in full until the fourth anniversary of Mr. Lo’s hire date, and is repayable, in part or in full, if his employment is terminated either by the Company for cause or by Mr. Lo for any reason, in either case prior to the fourth anniversary of his hire date.

Equity Awards

The goals of our long-term, equity-based incentive awards are to align the interests of our Named Executive Officers with the interests of our stockholders. Because vesting is based on continued service, our equity-based incentives also encourage the retention of our Named Executive Officers during the award vesting period. In determining the size of the long-term equity incentives to be awarded to our Named Executive Officers, we take into account a number of factors, such as the relative job scope, the value of existing stockholdings and long-term incentive awards, individual performance history, prior financial contributions to us and the size of prior grants.

To reward and retain our Named Executive Officers in a manner that aligns their interests with stockholders’ interests, we have historically used stock options as the primary incentive vehicle for long-term compensation. Because employees realize value from stock options only if our stock price increases relative to the stock option’s exercise price, we believe stock options provide meaningful incentives to achieve increases in the value of our stock over time.

We generally use stock options to compensate our Named Executive Officers both in the form of initial grants in connection with the commencement of employment and additional or “refresher” grants. We have not established a formula or program for determining the size of any equity award, including any annual refresher grants, and our Compensation Committee retains discretion to make stock option awards to employees at any time, including in connection with the promotion of an employee, to reward an employee, for retention purposes or in other circumstances recommended by management.

The exercise price of each stock option grant is at or above the fair market value of our common stock on the grant date, for which we use the closing price of our common stock on the grant date. Stock option awards typically vest over a three-year period as follows (subject to continued service through the applicable vesting date): one-third of the shares underlying the option vest on the first anniversary of the vesting commencement date, and the remainder of the shares underlying the option vest in equal monthly installments over the following 24 months. However, in connection with entering into an employment offer letter with Mr. Lo, we granted him an option covering 150,000 shares that vests over a four-year period, with the 25% vesting on the first anniversary of his employment commencement date and the remainder vesting in substantially equal monthly installments thereafter, subject to his continued employment. We believe these vesting schedules appropriately encourage continued service with the Company while allowing our executives to realize compensation in line with the value they have created for our stockholders.

During 2015, we made the following grants of stock options to our Named Executive Officers. The options vest in accordance with the vesting schedules described above.

Name	2015 Stock Option Grants (# of Shares)
Alan H. Auerbach	150,000
Charles R. Eyler	31,500
Richard P. Bryce, MBChB, MRCGP, MFPM	31,500
Steven Lo	150,000

As a result of our Compensation Committee’s assessment of our Chief Executive Officer’s substantial roles and responsibilities within the Company, our Compensation Committee determined it was appropriate for Mr. Auerbach to receive a larger stock option grant than those of our other Named Executive Officers. In addition, the size of Mr. Lo’s 2015 option grant was larger as it was negotiated as part of his initial hiring compensation package.

Severance and Change in Control Arrangements

Mr. Auerbach’s and Mr. Lo’s employment agreements provide that the executive is eligible to receive severance payments and benefits upon a qualifying involuntary termination of employment, including in connection with a change in control of our company. We believe that these protections serve to encourage continued attention and dedication to duties without distraction arising from the possibility of a change in control, and provide the business with a smooth transition in the event of such a termination of employment in connection with a transaction. These severance and change in control arrangements are designed to retain certain of our executives in these key positions as we compete for talented executives in the marketplace where such protections are commonly offered. For a detailed description of the severance provisions contained in Mr. Auerbach’s and Mr. Lo’s employment agreements, see “Potential Payments Upon Termination or Change in Control” below.

In addition, Mr. Lo’s employment agreement provides he is eligible to receive severance payments and benefits upon a qualifying termination, including in connection with a change in control of our company. For a detailed description of the severance provisions contained in Mr. Lo’s employment agreement, see “Potential Payments Upon Termination or Change in Control” below.

Other Elements of Compensation and Perquisites

All of our full-time employees in the United States, including our Named Executive Officers, are eligible to participate in our 401(k) plan. Pursuant to our 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit, which was $18,000 in 2015, and to have the amount of this reduction contributed to our 401(k) plan. In addition, all of our full-time employees, including our Named Executive Officers, are eligible to participate in our health and welfare plans.

Tax and Accounting Considerations

Section 162(m) of the Code

Section 162(m) of the Code disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for the group of individuals generally comprised of its named executive officers, other than its chief financial officer, unless compensation is performance-based. Where reasonably practicable and to the extent that the Section 162(m) deduction disallowance becomes applicable to our company, our Compensation Committee may seek to qualify the variable compensation paid to our executive officers for an exemption from the deductibility limitations. As such, in approving the amount and form of compensation for our executive officers in the future, our Compensation Committee has and will continue to consider all elements of the cost to our company of providing such compensation, including the potential impact of Section 162(m) of the Code. However, our Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) of the Code when it believes that such payments are appropriate to attract and retain executive talent.

Section 280G of the Code

Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers in the future, our Compensation Committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Code. However, our Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.

Under his employment agreement, Mr. Auerbach may be entitled to a gross-up payment that will make him whole in the event that any parachute payment excise taxes are imposed on him in excess of a certain threshold. We provide this protection to Mr. Auerbach to help ensure that he will be properly incentivized in the event of a potential change in control of the Company to maximize shareholder value in a transaction without concern for potential consequences of the transaction to him.

Accounting Standards

ASC Topic 718, Compensation – Stock Compensation (“ASC Topic 718”) requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, restricted stock, performance shares and restricted stock units (“RSUs”) under our equity incentive award plans are accounted for under ASC Topic 718. Our Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Summary Compensation Table

The following table sets forth information regarding the compensation earned by our Named Executive Officers for the years ended December 31, 2015, 2014 and 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Alan H. Auerbach	2015	651,000	315,000	6,838,394	11,260	(3)	7,815,654
President and Chief Executive Officer	2014	610,000	300,000	16,876,576	11,030		17,797,606
	2013	546,667	260,000	4,555,285	10,620		5,372,572
Charles R. Eyler	2015	344,472	134,076	1,417,795	17,458	(3)	1,913,801
Senior Vice President, Finance and Administration	2014	304,336	117,610	4,061,879	15,734		4,499,559
	2013	282,900	83,475	901,228	15,817		1,283,420
Richard P. Bryce, MBChB, MRCGP and MFPM	2015	371,782	161,141	1,593,077	12,664	(3)	2,138,664
Senior Vice President, Clinical Research and Development	2014	342,692	133,126	1,448,393	12,206		1,936,417
	2013	322,724	110,250	1,398,532	18,584		1,850,086
Steven Lo	2015	133,766	1,051,249	7,947,658	247	(3)	9,132,920
Chief Commercial Officer(4)

(1)	Reflects discretionary bonuses paid to the Named Executive Officers in respect of services provided during the applicable fiscal year. In addition, includes $1,051,249 related to Mr. Lo’s signing bonus paid in 2015.
(2)	Represents the grant date fair values of stock options granted during 2015, 2014 and 2013 determined in accordance with ASC 718, based on the number of stock options granted multiplied by the grant date fair value per stock option. For a discussion of valuation assumptions for the stock option grants, see Note 6 to our 2015 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. There can be no assurance that awards will vest or will be exercised (if they are not exercised, no value will be realized by the individual), or that the value upon exercise will approximate the aggregate grant date fair value determined under ASC 718.
(3)	For Mr. Auerbach, Mr. Eyler, Dr. Bryce and Mr. Lo, represents life insurance premiums paid by us in the amounts of $660, $6,858, $2,064 and $247, respectively, for 2015. For Mr. Auerbach, Mr. Eyler and Dr. Bryce, represents matching contributions to our 401(k) plan made by us in the amounts of $10,600, $10,600 and $10,600, respectively, for 2015.
(4)	Mr. Lo has served as our Chief Commercial Officer since September 8, 2015.

Grants of Plan-Based Awards in 2015

The following table sets forth information regarding grants of plan-based awards made to our Named Executive Officers during the year ended December 31, 2015.

Name	Grant Date	All Other Option Awards: Number of Shares Underlying Options (#)	Exercise or Base Price of Option Awards Per Share ($)	Grant Date Fair Value of Option Awards ($)(1)
Alan H. Auerbach	10/7/2015	150,000	76.54	6,838,394
Charles R. Eyler	10/8/2015	31,500	75.52	1,417,795
Richard P. Bryce, MBChB, MRCGP, MFPM	8/3/2015	31,500	87.88	1,593,077
Steven Lo	9/8/2015	150,000	95.22	7,947,658

(1)	Represents the grant date fair values of stock options granted during 2015 determined in accordance with ASC 718, based on the number of stock options granted multiplied by the grant date fair value per stock option. For a discussion of valuation assumptions for the option awards, see Note 6 to our 2015 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements with Our Named Executive Officers

President and Chief Executive Officer – Alan H. Auerbach

On January 19, 2012, we entered into an employment agreement with Alan H. Auerbach, our President and Chief Executive Officer. The employment agreement governs the terms of Mr. Auerbach’s employment with us and expired on September 1, 2014, but is subject to automatic one-year renewal terms unless earlier terminated or either we or Mr. Auerbach gives written notice of termination 60 days prior to the end of the term. The employment agreement also provides that Mr. Auerbach will be nominated for election to our Board if the term of his directorship expires during the term of the employment agreement.

Pursuant to the employment agreement, Mr. Auerbach will receive an annual base salary, which was initially set at $470,000, and he is eligible to receive an annual discretionary bonus in an amount up to 50% of his base salary (pro-rated for any partial year service), each subject to possible increase in connection with our annual review process. Mr. Auerbach is also eligible under the employment agreement to participate in all benefits offered to our senior executives. In connection with entering into the employment agreement, Mr. Auerbach also received an option to purchase 200,000 shares of our common stock in February 2012, which vested in full in 2016.

For a discussion of the payments and other benefits to which Mr. Auerbach is entitled in the event of certain qualifying terminations, including certain terminations in connection with a change in control of us, see “Potential Payments Upon a Termination or Change in Control” below.

Mr. Auerbach’s employment agreement contains customary confidentiality and assignment of inventions provisions that survive the termination of the employment agreement for an indefinite period. The employment agreement also contains non-solicitation and non-disparagement provisions extending until 18 months following the termination of his employment with us.

Other Named Executive Officers – Charles R. Eyler, Richard P. Bryce, MBChB, MRCGP, MFPM and Steven Lo

We have entered into letter agreements with each of the Named Executive Officers listed in the table below on the date set forth next to such officer’s name. These Named Executive Officers are at-will employees. The table below also sets forth each officer’s initial base salary and target annual bonus opportunity under the letter agreements. Pursuant to the agreements, these executives are eligible to receive a discretionary annual performance bonus subject to the attainment of performance criteria established and evaluated by us.

Name	Offer Letter Date	Initial Base Salary ($)	Target Annual Bonus (% of Base Salary)
Charles R. Eyler	October 21, 2011	$265,000	30%
Richard P. Bryce, MBChB, MRCGP, MFPM	May 2, 2012	$315,000	35%
Steven Lo	August 17, 2015	$425,000	40%

Each of Mr. Eyler, Dr. Bryce and Mr. Lo is also eligible to participate in all health, welfare, savings and retirement plans, practices, policies and programs maintained or sponsored by us from time to time for the benefit of similarly situated employees. In addition, in connection with entering into these letter agreements, we granted Mr. Eyler an option to purchase 90,000 shares of our common stock, Dr. Bryce an option to purchase 105,000 shares of our common stock and Mr. Lo an option to purchase 150,000 shares of our common stock. The initial options to Mr. Eyler and Dr. Bryce are vested in full.

The letter agreements also contain a customary non-solicitation provision and, in connection with their entry into the offer letters, each of the Named Executive Officers listed in the table above entered into our standard proprietary information and inventions agreement.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards held by our Named Executive Officers at December 31, 2015.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Alan H. Auerbach(1)	200,000	—	(2)	3.75	2/13/2022
	150,000	—	(3)	19.34	12/17/2022
	108,333	41,667	(4)	44.08	10/25/2023
	62,499	87,501	(5)	195.33	12/15/2024
	—	150,000	(6)	76.54	10/6/2025
Charles R. Eyler	90,000	—	(7)	3.75	2/13/2022
	22,500	—	(8)	19.34	12/17/2022
	21,874	9,626	(9)	41.50	11/18/2023
	13,124	18,376	(10)	223.32	11/19/2024
	—	31,500	(11)	75.52	10/7/2025
Richard P. Bryce, MBChB, MRCGP, MFPM	102,000	—	(12)	11.30	6/1/2022
	29,604	7,146	(13)	55.20	7/9/2023
	14,874	16,626	(14)	65.66	7/9/2024
	—	31,500	(15)	87.88	8/2/2025
Steven Lo	—	150,000	(16)	95.22	9/7/2025

(1)	In addition to the option awards reflected above, Mr. Auerbach holds a warrant that is exercisable until October 2021 for 2,116,250 shares of our common stock at $16 per share.
(2)	This option vested in full on January 19, 2015.
(3)	This option vested in full on December 17, 2015.

(4)	One-third of the option vests on the first anniversary of the grant date of October 25, 2013 and then one thirty-sixth monthly thereafter, subject to continued service. In addition, this option may accelerate and vest under certain circumstances described more fully under “Potential Payments Upon a Termination or Change in Control” below.
(5)	One-third of the option vests on the first anniversary of the vesting commencement date of September 1, 2014 and then one thirty-sixth monthly thereafter, subject to continued service. In addition, this option may accelerate and vest under certain circumstances described more fully under “Potential Payments Upon a Termination or Change in Control” below.
(6)	One-third of the option vests on the first anniversary of the vesting commencement date of September 1, 2015 and then one thirty-sixth monthly thereafter, subject to continued service. In addition, this option may accelerate and vest under certain circumstances described more fully under “Potential Payments Upon a Termination or Change in Control” below.
(7)	This option vested in full on December 31, 2014.
(8)	This option vested in full on December 17, 2015.
(9)	One-third of the option vests on the first anniversary of the grant date of November 18, 2013 and then one thirty-sixth monthly thereafter, subject to continued service.
(10)	One-third of the option vests on the first anniversary of the vesting commencement date of September 1, 2014 and then one thirty-sixth monthly thereafter, subject to continued service.
(11)	One-third of the option vests on the first anniversary of the vesting commencement date of September 1, 2015 and then one thirty-sixth monthly thereafter, subject to continued service.
(12)	This option was vested in full as of June 1, 2015.
(13)	One-third of the option vests on the first anniversary of the grant date of July 9, 2013 and then one thirty-sixth monthly thereafter, subject to continued service.
(14)	One-third of the option vests on the first anniversary of the grant date of July 9, 2014 and then one thirty-sixth monthly thereafter, subject to continued service.
(15)	One-third of the option vests on the first anniversary of the vesting commencement date of June 20, 2015 and then one thirty-sixth monthly thereafter, subject to continued service.
(16)	One-quarter of the option vests on the first anniversary of the vesting commencement date of September 8, 2015, and then one forty-eighth monthly thereafter, subject to continued employment.

Option Exercises and Stock Vested

The following table shows the number of shares of common stock acquired by each named executive officer during 2015 upon the exercise of options held by each named executive officer during 2015. None of our named executive officers held any outstanding stock awards in 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Alan H. Auerbach	—	—	—	—
Charles R. Eyler	—	—	—	—
Richard P. Bryce, MBChB, MRCGP, MFPM	3,000	296,184	—	—
Steven Lo	—	—	—	—

(1)	Represents the price at which shares acquired upon exercise of the stock options were sold, net of the exercise price for acquiring shares.

Pension Benefits and Nonqualified Deferred Compensation

During the fiscal year ended December 31, 2015, we did not have any plans in place for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax qualified deferred contribution plans and nonqualified deferred contribution plans.

Potential Payments Upon a Termination or Change in Control

Alan H. Auerbach. On January 19, 2012, we entered into an employment agreement with Alan H. Auerbach, our President and Chief Executive Officer. Pursuant to the employment agreement, in the event Mr. Auerbach’s employment is terminated by us without “cause” or by Mr. Auerbach for “good reason” 60 days prior to, or 18 months following, a “change in control” (each as defined in the employment agreement and described below), he will be entitled to receive, in addition to any accrued but unpaid compensation and benefits:

•	a lump sum payment equal to two times the sum of his base salary and the maximum bonus to which he would be eligible to receive for the year in which the termination occurs;

•

all unvested equity-based incentive awards will immediately vest on the later of the change in control and the termination date, and will remain exercisable (as applicable) for a period of up to 12 months from the date of the termination; and

•	up to 18 months continuation of healthcare benefits to him and his dependents.

In the event a change in control occurs and an excise tax is imposed as a result of any payments made to Mr. Auerbach in connection with such change in control, we will either (i) reduce the payments made to Mr. Auerbach such that the excise tax will not be imposed or (ii) in certain circumstances, pay the entire (unreduced) payments and also pay or reimburse Mr. Auerbach an amount equal to any such excise tax plus any taxes resulting from such payments.

In the event Mr. Auerbach’s employment is terminated without “cause” or by Mr. Auerbach for “good reason,” in each case outside of the change in control context described above, then Mr. Auerbach will be entitled to receive, in addition to any accrued but unpaid compensation and benefits (i) an amount equal to the sum of his base salary and the maximum bonus to which he would be eligible to receive for the year in which the termination occurs, payable over a period of one year following such termination in substantially equal installments; and (ii) up to 18 months continuation of healthcare benefits to him and his dependents. All severance benefits are contingent upon Mr. Auerbach’s execution and non-revocation of a general release of claims in favor of us. Under the terms of Mr. Auerbach’s employment agreement:

•

“Cause” is generally defined as (i) the willful failure, disregard or refusal by the executive to perform his duties; (ii) any willful, intentional or grossly negligent act by the executive that injures in a material way our business or reputation; (iii) willful misconduct by the executive in respect of his duties or obligations; (iv) the executive’s commission of any felony or a misdemeanor involving moral turpitude (including entry of a nolo contendere plea to any such charge); (v) the determination by us, after a reasonable and good-faith investigation following a written allegation by another employee of us that the executive engaged in some form of harassment prohibited by law, unless the executive’s actions were specifically directed by the board; (vi) any misappropriation or embezzlement of our property; (vii) breach by the executive of his obligations with respect to confidentiality, non-solicitation and non-disparagement or of any of his representations or warranties under the employment agreement; and (viii) material breach by the executive of any other provision of the employment agreement which is not cured within a specified timeframe.

•

“Good reason” is generally defined as: (i) a material diminution in the executive’s base salary, excluding any reduction applicable equally to all of our executive officers following a material decline in our earnings, public image, or performance; (ii) a material diminution in the executive’s authority, duties or responsibilities; (iii) a change in the geographic location at which the executive must perform services to a location that is greater than 25 miles from our principal place of business as of the date of the employment agreement; (iv) a direction to the executive to take any action that violates any applicable legal or regulatory requirement; or (v) any other action or inaction that constitutes a material breach by us of our obligations under the employment agreement.

•

A “change in control” is generally defined as: (i) the consummation of a transaction where any persons become the beneficial owners of Company securities representing more than 50% of the total combined voting power of our securities after such acquisition; (ii) a change in the composition of the board such that during any period of two consecutive years, individuals who originally formed our Board, together with certain new directors, at the beginning of such period cease for any reason to constitute a majority of the board; (iii) us merging, consolidating, reorganizing or combining with another corporation or entity or a sale or other disposition of all or substantially all of our assets or an acquisition of assets or stock of another entity, in each case, where our stockholders prior to the transaction own less than 50% of the outstanding voting securities of the surviving corporation or entity; or (iv) our stockholders approving a liquidation or dissolution of us.

Steven Lo. On August 17, 2015, we entered into an employment letter agreement with Steven Lo, our Chief Commercial Officer. Pursuant to the letter agreement, in the event Mr. Lo’s employment is terminated by us without “cause” or by Mr. Lo for “good reason” (each as defined in the letter agreement and described below) he will be entitled to receive, in addition to any accrued but unpaid compensation and benefits (i) 12 months base salary, to be paid in substantially equal installments in accordance with the Company’s standard payroll policies; (ii) up to 12 months continuation of healthcare benefits to him and his dependents; and (iii) if the termination occurs on or within the 18 months following a “change in control” (as defined in the letter agreement and described below) all unvested equity-based incentive awards will immediately vest on the termination date. All severance benefits are contingent upon Mr. Lo’s execution and non-revocation of a general release of claims in favor of us. Under the terms of Mr. Lo’s employment agreement:

•

“Cause” is generally defined as (i) the unauthorized use or disclosure of confidential information or trade secrets of the Company or any other material breach of a written agreement between the executive and the Company, including without limitation a material breach of any employment or confidentiality agreement; (ii) the executive’s indictment for, or the entry of a plea of guilty or nolo contendere by the executive to, a felony under the laws of the United States or any state thereof or other foreign jurisdiction or any crime involving dishonesty or moral turpitude; (iii) the executive’s gross negligence or willful misconduct or the executive’s willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, material misappropriation or dishonesty committed by the executive against the Company; or (v) any acts, omissions or statements by an executive which the Company reasonably determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company.

•

“Good reason” is generally defined as (i) a material diminution in the executive’s base salary, excluding any reduction applicable equally to all of our executive officers following a material decline in our earnings, public image, or performance; (ii) a material diminution in the executive’s authority, duties or responsibilities; and (iii) a change in the geographic location at which the executive must perform services to a location that is greater than 25 miles from our principal place of business as of the date of the employment agreement.

•

A “change in control” is generally defined as: (i) the consummation of a transaction where any persons become the beneficial owners of Company securities representing more than 50% of the total combined voting power of our securities after such acquisition; (ii) a change in the composition of the board such that during any period of two consecutive years, individuals who originally formed our Board, together with certain new directors, at the beginning of such period cease for any reason to constitute a majority of the board; (iii) us merging, consolidating, reorganizing or combining with another corporation or entity or a sale or other disposition of all or substantially all of our assets or an acquisition of assets or stock of another entity, in each case, where our stockholders prior to the transaction own less than 50% of the outstanding voting securities of the surviving corporation or entity; or (iv) our stockholders approving a liquidation or dissolution of us.

Charles R. Eyler and Richard P. Bryce, MBChB, MRCGP, MFPM. None of our other Named Executive Officers are entitled to any payments from us following, or in connection with such Named Executive Officer’s resignation, retirement or other termination, or a change in control of us or a change in such Named Executive Officer’s responsibilities following a change in control, except that, under the terms of the Plan, in the event of a change in control (as defined above), if the successor corporation refuses to assume or substitute any equity award held by Mr. Eyler or Dr. Bryce, such equity awards will immediately vest and, if applicable, become exercisable and be deemed exercised immediately prior to the change in control transaction.

Summary of Potential Payments

The following table summarizes the payments that would have been made to Mr. Auerbach and Mr. Lo upon the occurrence of a qualifying termination of employment or change in control, assuming that Mr. Auerbach’s and Mr. Lo’s termination of employment with our company occurred on December 31, 2015 or in the event that a change in control of our company occurred on December 31, 2015, as applicable. Amounts shown do not include (i) accrued but unpaid salary through the date of termination, and (ii) other benefits earned or accrued by Mr. Auerbach and Mr. Lo during employment that are available to all salaried employees, such as accrued vacation. In addition, the following table does not include Mr. Eyler or Dr. Bryce because they would not be entitled to any payments and/or benefits upon a qualifying termination and/or change in control.

Name	Termination Without Cause or With Good Reason (Not in Connection with Change in Control) ($)	Termination Without Cause or With Good Reason (In Connection with Change in Control) ($)
Alan Auerbach
Cash Severance	1,039,500	2,079,000
Continued Health Benefits	19,693	19,693
Acceleration of Equity Awards	—	1,709,011
280G Excise Tax Gross-Up	—	1,186,167
Total	1,059,193	4,993,871
Steven Lo
Cash Severance	425,000	425,000
Continued Health Benefits	35,688	35,688
Acceleration of Equity Awards	—	—
Total	460,688	460,688

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis above with our management. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Compensation Committee of the Board of Directors*

Jay M. Moyes (Chairman)

Adrian M. Senderowicz

*	The actions taken with respect to the Compensation Discussion and Analysis and the Compensation Committee Report were taken prior to the appointment of Frank Zavrl to the Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the number of options outstanding under the Plan as of December 31, 2015:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plan approved by security holders(1)	5,551,754	$105.59	3,452,346
Equity compensation plans not approved by security holders	—	—	—

Total	5,551,754	$105.59	3,452,346

(1)	On September 15, 2011, the Board and stockholder of Puma Biotechnology, a privately held Delaware corporation and our predecessor, adopted the Plan. On October 4, 2011, we assumed the Plan in connection with the merger between Puma Biotechnology, Inc., a privately held Delaware corporation formed on September 15, 2010, and us.

Administration

Except with respect to grants to non-employee directors, our Compensation Committee administers the Plan. Subject to the terms of the Plan, the Board’s authority to administer the Plan with respect to grants made to non-employee directors, and the Compensation Committee’s delegation of certain of its authority under the Plan to our Stock Option Committee, our Compensation Committee has complete authority and discretion to determine the terms of awards under the Plan.

Eligible Recipients

Any of our or our affiliates’ officers, employees, consultants and non-employee directors of the Board, is eligible to receive awards under the Plan.

Grants

The Plan authorizes the grant to eligible recipients of non-qualified stock options (“NSOs”), incentive stock options (“ISOs”), restricted stock awards, restricted stock units, performance shares, dividend equivalent awards, deferred stock awards, stock payment awards, stock appreciation rights (“SARs”) and other incentive awards, as well as performance awards (including cash awards).

Duration, Amendment and Termination

Our Board may amend, suspend or terminate the Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to incentive awards, unless such change is authorized by our stockholders within one year.

AUDIT MATTERS

Audit Committee Report

Following is the report of the Audit Committee with respect to the Company’s audited consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for each of the years ended December 31, 2015, 2014 and 2013 and the notes thereto.

Responsibilities. The Audit Committee operates under a written charter adopted by the Board. The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the Company’s financial statements as well as its financial reporting process and principles, internal controls and disclosure controls. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for establishing and maintaining internal controls over financial reporting (as defined in Exchange Act Rule 13a-15(f)) and for evaluating the effectiveness of those internal controls and for evaluating any changes in those controls that will, or is reasonably likely to, affect internal controls over financial reporting. Management is also responsible for establishing and maintaining disclosure controls (as defined in Exchange Act Rule 13a-15(e)) and for evaluating the effectiveness of disclosure controls and procedures. The independent registered public accounting firm, PKF Certified Public Accountants, are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with U.S. generally accepted accounting principles and are also responsible for expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting.

Review with Management and Independent Registered Public Accountants. The Audit Committee has reviewed and discussed the audited financial statements with management of the Company and with the Company’s independent registered public accounting firm, PKF Certified Public Accountants. The Audit Committee has also reviewed and discussed with management and PKF Certified Public Accountants the quarterly financial statements for each quarter in such fiscal year, management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2015, PKF Certified Public Accountants’ evaluation of the Company’s internal control over financial reporting as of that date, and audit plans and results. The Audit Committee has also discussed with PKF Certified Public Accountants those matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received and reviewed the written disclosures and the letter from PKF Certified Public Accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the communications of PKF Certified Public Accountants with the Audit Committee concerning the accountant’s independence, and has discussed with PKF Certified Public Accountants its independence from the Company and its management.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2015.

Audit Committee of the Board of Directors

Jay M. Moyes (Chairman)

Troy E. Wilson

Frank E. Zavrl

Independent Registered Public Accountants

The following table presents fees for professional services provided or to be provided by PKF Certified Public Accountants for the audit of and other services rendered to us during the fiscal years ended December 31, 2015 and 2014.

	2015	2014
PKF Certified Public Accountants
Audit Fees	$191,108	$197,268
Audit-Related Fees	—	—
Tax Fees	8,500	14,392
All Other Fees	27,131	28,930

Total Fees	$226,739	$240,590

Audit Fees

This category includes fees associated with our annual audit and the reviews of our quarterly reports on Form 10-Q. This category also includes fees associated with advice on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements, statutory audits and the audit of our internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002 with respect to the fiscal years ended December 31, 2015 and 2014.

Audit-Related Fees

This category includes fees associated with employee benefit plan audits, internal control reviews, accounting consultations, and attestation services that are not required by statute or regulation.

Tax Fees

This category includes fees for tax planning for merger and acquisition activities, tax consultations, the review of income tax returns and assistance with state tax examinations.

All Other Fees

During the fiscal year ended December 31, 2015, this category included fees for review work performed on the registration statement related to a financing.

Pre-Approval Policies and Procedures

For the fiscal years ended December 31, 2015 and 2014, our Audit Committee approved the audit-related and non-audit related services performed by PKF Certified Public Accountants and associated fees. The Audit Committee determined that the rendering of the non-audit services was compatible with maintaining the independence of PKF Certified Public Accountants.

For the fiscal year ending December 31, 2016, our Audit Committee pre-approved audit-related and non-audit related services not prohibited by law to be performed by our independent registered public accountants and estimated fees. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding our engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to our management. The

Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent auditor. Audit committee pre-approval of non-audit services (other than review and attestation services) also will not be required if such services fall within available exceptions established by the SEC.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background

The Audit Committee of our Board has selected PKF Certified Public Accountants, a Professional Corporation, as our independent registered public accountants for the year ending December 31, 2016, and has further directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the annual meeting. A representative of PKF Certified Public Accountants is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

If the stockholders fail to ratify the selection of PKF Certified Public Accountants as our independent registered public accountants for the year ending December 31, 2016, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PKF CERTIFIED PUBLIC ACCOUNTANTS, A PROFESSIONAL CORPORATION, AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

INTRODUCTORY NOTE FOR PROPOSALS 3 AND 4

If Proposal 3 or 4 amending our current Certificate of Incorporation is approved, the Company will file a Second Amended and Restated Certificate of Incorporation (“Second Amended and Restated Certificate of Incorporation”), which will incorporate into one document our current Certificate of Incorporation and only the amendments approved by the stockholders at the annual meeting. The Second Amended and Restated Certificate of Incorporation will not incorporate any changes that are not independently approved by the stockholders. The text of the proposed Second Amended and Restated Certificate of Incorporation that is attached to this Proxy Statement as Appendix A incorporates all of the amendments contemplated by Proposals 3 and 4. If any of the amendments set forth in Proposal 3 or 4 are approved by the stockholders, the proposed changes to page A-1 of Appendix 1 will be made along with the changes that correspond to the proposals that were approved by the stockholders. For ease of reference, Exhibit A of Appendix A shows the new sections and changes related to the proposed amendments, and the footnotes in Exhibit A of Appendix A explain which proposed amendments relate to which proposal. We are submitting Proposals 3 and 4 to the stockholders as separate proposals so that our stockholders are able to express their views on each proposed amendment separately. None of Proposal 3 and 4 is conditioned on the approval of any other proposal. At any time prior to the effectiveness of the filing of the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, notwithstanding the authorization of any or all of the proposed amendments by the stockholders, the Board may abandon any or all of the proposed amendments without further action by the stockholders.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE THE ABILITY OF STOCKHOLDERS TO ACT BY WRITTEN CONSENT

On April 14, 2016, our Board approved and recommended that the stockholders adopt a proposal to amend and restate our Certificate of Incorporation to eliminate the ability of stockholders to act by written consent.

Section 228 of the General Corporation Law of the State of Delaware provides that, unless otherwise provided in a company’s certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice to all stockholders and without holding a vote, if a consent in writing is signed by stockholders representing the minimum number of votes necessary to approve the action at a meeting at which all shares entitled to vote thereon were present and voted. The Company’s stockholders currently have the ability to act by written consent because the Company’s existing Certificate of Incorporation does not contain a provision eliminating the right of stockholders to act by written consent. If our stockholders adopt this proposed amendment to the Certificate of Incorporation, the power of our stockholders to act without a meeting by written consent will be eliminated. Our Board has determined that removing the ability of the stockholders to act by written consent without a meeting is in the best interests of the stockholders.

Our Board values the exchange of thoughts and views with all of our stockholders, is committed to being highly responsive to stockholder interests and concerns and has carefully considered the advantages and disadvantages of eliminating the ability of stockholders to act by written consent and has determined that it is appropriate to adopt this proposed amendment to our Certificate of Incorporation. In particular, the Board has noted that the written consent process, by its nature, is not conducive to an orderly and transparent discussion on the merits of a proposed action, as would occur if the action were raised at a meeting of stockholders. Even if we eliminate the ability of our stockholders to act by written consent, proposals for stockholder action, such as proposed amendments to our Bylaws or the removal of one or more of our directors, could still take place at our annual meeting of stockholders. The process for proposing and discussing matters at an annual meeting is well-established and specifically designed to provide stockholders and the Board adequate time to review, evaluate, discuss and consider a proposed action. The written consent process does not foster these characteristics and can be subject to abuse. For example, a dissident stockholder holding less than 1% of the Company’s outstanding common stock recently launched an unsolicited consent solicitation to elect himself and his three other nominees to the Board. Because our Certificate of Incorporation permitted stockholders to take action by written consent, this dissident stockholder was able to commence this process without ever approaching the Company or the Board to express any concerns or ideas. In fact, even when given the opportunity to meet with our Chief Executive Officer, the stockholder refused and continued with this hostile attack on the Board. The consent solicitation resulted in an expensive and time-consuming distraction to the Company’s operational efforts during a critical time in the Company’s development. Moreover, only approximately 0.8% of the Company’s outstanding shares of common stock, which included the 0.5% held by the dissident himself, supported the dissident’s proposals. The consent solicitation cost the Company over a million dollars and resulted in an unnecessary distraction of management’s time and in two litigation matters that are ongoing.

The proposed amendment also provides various additional benefits. For example, the amendment could reduce the time and effort our Board and management would need to devote to stockholder proposals, which time and effort could distract our directors and management from other important company business. In addition, the amendment would make it difficult for a person who acquires a majority of the outstanding common stock of the Company to approve a merger or sale of the Company or take other action normally requiring a vote of stockholders without providing notice to all stockholders and convening a meeting to vote on the proposed action. The Board believes that the benefits of discouraging hostile bidders and dissident stockholders seeking to further their own special interests from conducting potentially expensive and disruptive consent solicitations outweigh the inconvenience of needing to act at our annual meeting of stockholders.

In light of the foregoing, the Board believes that amending its Certificate of Incorporation to eliminate stockholder action by written consent is a prudent corporate governance measure. The proposed text relating to the amendment to the Company’s Certificate of Incorporation to eliminate the ability of stockholders to act by written consent as it is proposed to be amended is included in Article 6 of the form of the Second Amended and Restated Certificate of Incorporation that is attached to this Proxy Statement as Appendix A.

If stockholders approve this proposal, the Board will approve corresponding amendments to the Company’s Bylaws.

Required Vote

Approval of this amendment requires the receipt of the affirmative vote of a majority of the shares of the Company’s common stock issued and outstanding as of the record date. If approved, the amendment will become effective upon filing with the Secretary of State of the State of Delaware of the Second Amended and Restated Certificate of Incorporation, which the Company intends to do promptly following the annual meeting.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO ELIMINATE THE ABILITY OF STOCKHOLDERS TO ACT BY WRITTEN CONSENT.

PROPOSAL 4

APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE THE MANDATORY INDEMNIFICATION OF ALL PERSONS COVERED BY SECTION 145 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

On April 14, 2016, our Board approved and recommended that the stockholders adopt a proposal to amend and restate our Certificate of Incorporation to eliminate the mandatory indemnification of all persons covered by Section 145 of the General Corporation Law of the State of Delaware (“Section 145”) (the “Mandatory Indemnification Elimination Amendment”).

Article 8 of our Certificate of Incorporation currently requires that the Company indemnify, to the fullest extent permitted under Section 145, as amended from time to time, each person that Section 145 grants the Company the power to indemnify. This provision requires mandatory indemnification of all individuals serving as employees and agents of the Company. Under the proposed amendment, this mandatory indemnification requirement would be eliminated from our Certificate of Incorporation. The Board believes this type of mandatory indemnification is not appropriate because it imposes overly broad obligations on the Company that limit its ability to act in the best interests of its stockholders. For example, there are circumstances where indemnification may not be appropriate, such as for lawsuits brought against the Company by an individual that the Company might be required to indemnify. Moreover, there are certain individuals, such as various consultants and agents, that the Company should not be required to indemnify because those parties have already agreed to assume certain costs and liabilities associated with their services. The amendment is not being proposed in response to any specific indemnification claim or matter.

The Board believes that it would be in the best interests of the Company and its stockholders to give the Board the flexibility to determine on a case-by-case basis whether non-executive employees or agents of the Company should be entitled to be indemnified by the Company, rather than requiring such indemnification for all non-executive employees and agents in its certificate of incorporation. The Company’s Bylaws still provide for the mandatory indemnification of our directors and officers. Moreover, under Section 145, the Board would still be permitted to allow the Company to indemnify non-executive employees and agents as determined by the Board from time to time to the extent permitted by Section 145. Additionally, the elimination of this mandatory indemnification would bring the Company’s indemnification practices in line with current market practice. For these reasons, the Board believes that the Company’s Certificate of Incorporation should be amended to eliminate the mandatory indemnification of all persons that Section 145 grants the Company the power to indemnify.

If approved, the provisions of Article 8 of the current Certificate of Incorporation would be deleted as proposed in the Second Amended and Restated Certificate of Incorporation that is attached to this Proxy Statement as Appendix A, with deletions indicated by strikeouts.

Required Vote

Approval of the Mandatory Indemnification Elimination Amendment requires the receipt of the affirmative vote of a majority of the shares of the Company’s common stock issued and outstanding as of the record date. If approved, the amendment will become effective upon filing of the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which the Company intends to do promptly following the annual meeting.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO ELIMINATE THE MANDATORY INDEMNIFICATION OF ALL PERSONS COVERED BY SECTION 145 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE.

OTHER MATTERS

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

Under our written Related Party Transactions Policy and Procedures, a related party transaction (as defined below) may be consummated or may continue only if the Audit Committee of our Board approves or ratifies the transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party. If advance Audit Committee approval of a related party transaction requiring the Audit Committee’s approval is not practicable, a related party transaction may be preliminarily entered into by management subject to ratification of the transaction by the Audit Committee; provided that if ratification is not forthcoming, management shall make all reasonable efforts to cancel or annul such transaction. Management shall update the Audit Committee as to any material changes to any approved or ratified related party transaction and shall provide a status report at least annually at a regularly scheduled meeting of the Audit Committee of all then current related party transactions.

For the purposes of our policy, a “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any related party (as defined below) had, has or will have a direct or indirect interest. A “related party” includes (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than ten percent (10%) of our Common Stock, who are hereinafter collectively referred to as the Reporting Persons, to file with the SEC reports of beneficial ownership and reports of changes in beneficial ownership of our Common Stock on Forms 3, 4 and 5. Reporting Persons are required by applicable SEC rules to furnish us with copies of all such forms filed with the SEC pursuant to Section 16(a) of the Exchange Act. To our knowledge, based solely on our review of the copies of the Forms 3, 4 and 5 received by us during the fiscal years ended December 31, 2015 and 2014 and written representations that no other reports were required, we believe that all reports required to be filed by such persons with respect to the Company’s fiscal years ended December 31, 2015 and 2014 were timely filed, except that Richard P. Bryce, our Senior Vice President, Clinical Research and Development, filed late a Form 4, reporting two transactions involving the purchase of a total of 30 shares.

Stockholder Proposals and Nominations

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in the 2017 proxy statement, your proposal must be received by us no later than December 30, 2016, and must otherwise comply with Rule 14a-8. While our Board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Proposals and Nominations Pursuant to Our Amended and Restated Bylaws. Under our Bylaws and based on the anniversary date of the 2016 annual meeting as currently scheduled, in order to nominate a director or bring any other business before the stockholders at our next annual meeting of stockholders that will not be included in our proxy statement, you must notify us in writing and such notice must be received by us no earlier than February 13, 2017 and no later than March 15, 2017. In the event the annual meeting is convened on a date more than 30 days before or more than 60 days after such anniversary date, such notice must be received not earlier than the 120th day prior to such annual meeting nor later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of the annual meeting was first made. For proposals not made in accordance with Rule 14a-8, you must comply with specific procedures set forth in our Bylaws and the nomination or proposal must contain the specific information required by our Bylaws. You may write to our Corporate Secretary at our principal executive offices, Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, CA 90024, Attention: Corporate Secretary, to deliver the notices discussed above and to request a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates under our Bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for notices of annual meetings, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a single notice of the annual meeting of stockholders, or copy of the proxy statement and annual report, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, CA 90024, Attention: Investor Relations, or contact Investor Relations by telephone at (424) 248-6500. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act, which might incorporate future filings made by us under those statutes, the Compensation Committee Report and the Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will the reports be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than our Annual Report, proxy statement, notice and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

Other Business

As of the date of this proxy statement, the Board knows of no other business that will be presented for consideration at the 2016 annual meeting. If other proper matters are presented at the 2016 annual meeting, however, it is the intention of the proxy holders named in the Company’s form of proxy to vote the proxies held by them in accordance with their best judgment.

By Order of the Board of Directors,

Alan H. Auerbach
Chairman, President, Chief Executive Officer and Secretary

Appendix A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PUMA BIOTECHNOLOGY, INC.,

a Delaware Corporation

The undersigned does hereby certify on behalf of Puma Biotechnology, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), as follows:

FIRST: That the undersigned is the duly elected and acting President and Chief Executive Officer of the Corporation.

SECOND: That the original name of the Corporation ~~is~~was Innovative Acquisitions Corp. and the ~~date of filing of the~~ original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware ~~was~~on April 27, 2007 and amended and restated on November 14, 2011.

THIRD: That pursuant to Sections 242 and 245 of the DGCL, the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended, integrated and restated in its entirety as set forth in Exhibit A hereto.

FOURTH: That the Second Amended and Restated Certificate of Incorporation of the Corporation as set forth in Exhibit A hereto has been duly adopted and approved by the board of directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 141, ~~228,~~ 242 and 245 of the DGCL.

~~The undersigned hereby further declares and certifies under penalty of perjury that the facts set forth in the foregoing certificate are true and correct to the knowledge of the undersigned, and that this certificate is the act and deed of the undersigned.~~

Executed in Los Angeles, California on this ~~14th~~             day of ~~November~~June, ~~2011~~2016.

By:
Alan H. Auerbach,
President and Chief Executive Officer

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EXHIBIT A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PUMA BIOTECHNOLOGY, INC.

1. The name of the corporation is Puma Biotechnology, Inc. (the “Corporation”).

2. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of its registered agent at such address is the Corporation Service Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”).

4. The Corporation is to have perpetual existence.

5. The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred million (100,000,000), all of which are designated as common stock at $0.0001 par value (the “Common Stock”).

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

6. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.1

7. ~~6.~~ The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

8. ~~7.~~ No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. No amendment to or repeal of this Article ~~7~~8 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

~~8. The Corporation shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each person that such section grants the Corporation the power to indemnify.~~2

[1]	If Proposal 3 is approved by the Company’s stockholders at the annual meeting, this proposed provision will be included.
[2]	If Proposal 4 is approved by the Company’s stockholders at the annual meeting, this provision will be deleted.

A-2

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote "FOR" the election of the director nominees in Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3, and "FOR" Proposal 4.

1. Election of directors:

01 Alan H. Auerbach
02 Jay M. Moyes
03 Adrian M. Senderowicz
04 Troy E. Wilson
05 Frank E. Zavrl

☐ Vote FOR all nominees (except as marked)

☐ Vote WITHHELD from all nominees

Please fold here – Do not separate

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

PUMA BIOTECHNOLOGY, INC.

ANNUAL MEETING OF STOCKHOLDERS

Monday, June 13, 2016
1:00 p.m. local time

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on Monday, June 13, 2016.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" the election of the director nominees in Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3, and "FOR" Proposal 4.

By signing the proxy, you revoke all prior proxies and appoint Alan H. Auerbach and Charles R. Eyler, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE
www.proxypush.com/pbyi
Use the Internet to vote your proxy until 12:00 noon (CT) on June 12, 2016.

PHONE
1-866-883-3382
Use a touch-tone telephone to vote your proxy until 12:00 noon (CT) on June 12, 2016.

MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.